Exhibit 10.2
AMENDMENT NO. 3 TO CREDIT AGREEMENT
This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 21, 2024 (this “Amendment”), in respect of the Credit Agreement, dated as of August 4, 2023 (as amended by Amendment No. 1, dated as of October 2, 2023, Incremental Amendment No. 2, dated as of April 8, 2024 and as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time prior to giving effect to this Amendment, the “Credit Agreement”), among NeueHealth, Inc. (f/k/a Bright Health Group, Inc.), a Delaware corporation (the “Company”) and the Lenders party hereto.
WHEREAS, the Company desires and the Lenders party hereto, which constitute 100% of the Lenders as of the Amendment No. 3 Effective Date (as defined below), are willing to consent, pursuant to Section 15.1 of the Credit Agreement, certain amendments to the Credit Agreement as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). The rules of construction and other interpretive provisions specified in Section 1.2 of the Amended Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto.
Section 2Amendments. Subject to the occurrence of the Amendment No. 3 Effective Date each of the parties hereto agrees that, effective on the Amendment No. 3 Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: single-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 3Effect of Agreement; Reaffirmation; Etc.
(a)Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment (x) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document and (y) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, the Company hereby affirms acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby.
(b)From and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement, as amended hereby. From and after the Amendment No. 3 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 4Representations of the Company. The Company hereby represents and warrants that as of the Amendment No. 3 Effective Date:
(a)the representations and warranties of the Company set forth in this Agreement (other than Section 9.5) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects; and
(b)no Event of Default or Unmatured Event of Default has occurred and is continuing.
Section 5Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
Section 6Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7Miscellaneous. Sections 15.6 and 15.20 of the Credit Agreement are incorporated herein by reference and apply mutatis mutandis. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
Section 8Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) when:
(a)the Company and the Lenders party hereto, which constitute 100% of the Lenders under the Credit Agreement on the Amendment No. 3 Effective Date, shall have received from the Company and each Lender party hereto as of the date hereof a counterpart of this Amendment signed on behalf of such party, and
(b)the Company shall have paid all reasonable fees and out-of-pocket and documented costs and expenses of the Lenders in connection with the execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Latham & Watkins LLP, counsel to the Lenders).
Section 9No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of the Company under any Loan Document from any of its obligations and liabilities as a Company under any of the Loan Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEUEHEALTH, INC.

By:    /s/ Jeff Craig
Name: Jeff Craig
Title: General Counsel and Corporate Secretary

[Signature Page to Amendment No. 3 to Credit Agreement]

NEA 18 VENTURE GROWTH EQUITY, L.P., as a Lender

BY: NEA PARTNERS 18 VGE, L.P., Its General Partner
BY: NEA 18 VGE, LLC, Its General Partner

By:    /s/ Stephanie Brecher
Name: Stephanie Brecher
Title: Chief Legal Officer

NEW ENTERPRISE ASSOCIATES 17, L.P., as a Lender
BY: NEA PARTNERS 17, L.P., Its General Partner
BY: NEA 17 GP, LLC, Its General Partner

By:    /s/ Stephanie Brecher
Name: Stephanie Brecher
Title: Chief Legal Officer

NEW ENTERPRISE ASSOCIATES 16, L.P., as a Lender
BY: NEA PARTNERS 16, L.P., Its General Partner
BY: NEA 16 GP, LLC, Its General Partner

By:    /s/ Stephanie Brecher
Name: Stephanie Brecher
Title: Chief Legal Officer

NEW ENTERPRISE ASSOCIATES 15, L.P., as a Lender
BY: NEA PARTNERS 15, L.P., Its General Partner
BY: NEA 15 GP, LLC, Its General Partner

By:    /s/ Stephanie Brecher
Name: Stephanie Brecher
Title: Chief Legal Officer
[Signature Page to Amendment No. 3 to Credit Agreement]

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, as a Lender
By:    /s/ Margot Wirth
Name: Margot Wirth
Title: Director of Private Equity
[Signature Page to Amendment No. 3 to Credit Agreement]

Exhibit A
[Amendments to Credit Agreement attached].

Exhibit A to Amendment No. ~~2~~ 3
Conformed version through Amendment No. ~~2~~ 3

CREDIT AGREEMENT

dated as of August 4, 2023,

among

NEUEHEALTH, INC.
(F/K/A BRIGHT HEALTH GROUP, INC.),
as the Company,

and

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

as amended by

INCREMENTAL AMENDMENT NO. 1 TO CREDIT AGREEMENT

dated as of October 2, 2023,

~~and~~ as amended by

INCREMENTAL AMENDMENT NO. 2 TO CREDIT AGREEMENT

dated as of April 8, 2024,

and as amended by

AMENDMENT NO. 3 TO CREDIT AGREEMENT

dated as of June 21, 2024

Table of Contents

Page

SECTION 1	DEFINITIONS..................................................................................................................1
1.1	Definitions..............................................................................................................................1
1.2	Other Interpretive Provisions................................................................................................25
1.3	Limited Condition Transactions...........................................................................................26
1.4	Divisions.............................................................................................................................27
1.5	Timing of Payment or Performance...................................................................................27
1.6	Exchange Rates.....................................................................................................................27
SECTION 2	COMMITMENTS OF THE LENDERS AND BORROWING PROCEDURES...........27
2.1	Commitments........................................................................................................................27
2.2	Loan Procedures.................................................................................................................30
2.3	[Reserved].............................................................................................................................30
2.4	Funding of Borrowings.........................................................................................................30
2.5	[Reserved]...........................................................................................................................31
SECTION 3	EVIDENCING OF LOANS..........................................................................................31
3.1	Notes...................................................................................................................................31
3.2	Recordkeeping....................................................................................................................31
SECTION 4	INTEREST......................................................................................................................31
4.1	Interest Rates........................................................................................................................31
4.2	Interest Payment Dates.........................................................................................................31
4.3	PIK Interest.........................................................................................................................32
4.4	Computation of Interest; Payment of Interest.....................................................................32

SECTION 5	FEES................................................................................................................................32
5.1	Undrawn Commitment Fee..................................................................................................32
5.2	[Reserved]...........................................................................................................................33
5.3	[Reserved]...........................................................................................................................33
SECTION 6	REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS....33
6.1	Reduction or Termination of the Commitment....................................................................33
6.2	Prepayments..........................................................................................................................33
6.3	Manner of Prepayments......................................................................................................34
6.4	Repayments........................................................................................................................34
SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.........................34

7.1	Making of Payments...........................................................................................................34
7.2	Application of Certain Payments..........................................................................................34
7.3	Due Date Extension..............................................................................................................34
7.4	Setoff....................................................................................................................................34
7.5	Proration of Payments........................................................................................................35
7.6	Taxes.....................................................................................................................................35
SECTION 8	INCREASED COSTS.....................................................................................................38
8.1	Increased Costs.....................................................................................................................38
8.2	[Reserved].............................................................................................................................39
8.3	[Reserved].............................................................................................................................39
8.4	[Reserved].............................................................................................................................39
8.5	Discretion of Lenders as to Manner of Funding...................................................................39
8.6	Mitigation of Circumstances; Replacement of Lenders.......................................................39
8.7	Conclusiveness of Statements............................................................................................41
SECTION 9	REPRESENTATIONS AND WARRANTIES...............................................................41
9.1	Organization.........................................................................................................................41
9.2	Authorization; No Conflict...................................................................................................41
9.3	Validity and Binding Nature.................................................................................................41
9.4	Financial Condition..............................................................................................................41
9.5	No Material Adverse Change.............................................................................................42
9.6	Litigation and Guarantee Obligations...................................................................................42
9.7	Ownership of Properties; Liens............................................................................................42
9.8	Equity Ownership.................................................................................................................42
9.9	Pension Plans........................................................................................................................42
9.10	Investment Company Act.....................................................................................................43
9.11	Regulation U, T, and X.........................................................................................................43

9.12	Taxes.....................................................................................................................................43
9.13	Solvency, etc. .....................................................................................................................44
9.14	Environmental Matters.........................................................................................................44
9.15	Insurance...............................................................................................................................44
9.16	[Reserved].............................................................................................................................44
9.17	Information...........................................................................................................................44
9.18	Intellectual Property.............................................................................................................45
9.19	Labor Matters.......................................................................................................................45

9.20	No Default............................................................................................................................45
9.21	Material Licenses..................................................................................................................45
9.22	Compliance with Material Laws.........................................................................................46
9.23	[Reserved]...........................................................................................................................46
9.24	[Reserved]...........................................................................................................................46
9.25	PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws..................................................................................................................46
SECTION 10	AFFIRMATIVE COVENANTS.....................................................................................46
10.1	Reports, Certificates and Other Information......................................................................47
10.2	Books, Records and Inspections...........................................................................................49
10.3	Maintenance of Property; Insurance.....................................................................................49
10.4	Compliance with Laws; Payment of Taxes and Liabilities..................................................50
10.5	Maintenance of Existence; Material Licenses......................................................................50
10.6	Use of Proceeds....................................................................................................................50
10.7	Employee Benefit Plans......................................................................................................51
10.8	Environmental Matters.........................................................................................................51
SECTION 11	NEGATIVE COVENANTS............................................................................................51
11.1	Debt....................................................................................................................................52
11.2	Liens.....................................................................................................................................54
11.3	Restricted Payments.............................................................................................................57
11.4	Mergers, Consolidations, Sales............................................................................................58
11.5	Modification of Organizational Documents.......................................................................60
11.6	Transactions with Affiliates................................................................................................60
11.7	Inconsistent Agreements.......................................................................................................60
11.8	Business Activities...............................................................................................................61
11.9	Investments...........................................................................................................................61

11.10	Anti-Layering.......................................................................................................................62
11.11	Fiscal Year..........................................................................................................................63
SECTION 12	CONDITIONS OF LENDING, ETC. ............................................................................63
12.1	Effective Date.......................................................................................................................63
12.2	Conditions.............................................................................................................................64
SECTION 13	EVENTS OF DEFAULT AND THEIR EFFECT.........................................................65
13.1	Events of Default................................................................................................................65
13.2	Effect of Event of Default....................................................................................................66

SECTION 14	ACKNOWLEDGEMENT OF LENDERS; CERTAIN TAX MATTERS...................67
14.1	[Reserved]...........................................................................................................................67
14.2	[Reserved].............................................................................................................................67
14.3	[Reserved].............................................................................................................................67
14.4	[Reserved].............................................................................................................................67
14.5	[Reserved].............................................................................................................................67
14.6	Acknowledgments of Lenders..............................................................................................67
14.7	[Reserved]...........................................................................................................................68
14.8	[Reserved]...........................................................................................................................68
14.9	[Reserved]...........................................................................................................................68
14.10	Certain Tax Matters............................................................................................................68
SECTION 15	GENERAL.......................................................................................................................68
15.1	Waiver; Amendments...........................................................................................................68
15.2	Notices..................................................................................................................................69
15.3	Accounting Terms; GAAP...................................................................................................70
15.4	Costs and Expenses............................................................................................................71
15.5	Successors and Assigns........................................................................................................72
15.6	Forum Selection and Consent to Jurisdiction.....................................................................76
15.7	Governing Law.....................................................................................................................76
15.8	Confidentiality......................................................................................................................76
15.9	Severability.........................................................................................................................78
15.10	Nature of Remedies..............................................................................................................78
15.11	Entire Agreement..................................................................................................................78
15.12	[Reserved].............................................................................................................................78
15.13	Captions................................................................................................................................78
15.14	Customer Identification - Certain Notices............................................................................78
15.15	Indemnification by the Company.......................................................................................79

15.16	Limitations on Liability........................................................................................................79
15.17	Posting of Communication.................................................................................................80
15.18	Counterparts; Effectiveness; Electronic Execution..............................................................80
15.19	Acknowledgement Regarding Any Supported QFCs.........................................................81
15.20	WAIVER OF JURY TRIAL................................................................................................81
15.21	Statutory Notice-Oral Commitments..................................................................................82

15.22	Survival of Representation, Warranties and Agreements.....................................................82
15.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.....................82
15.24	No Fiduciary Relationship....................................................................................................83
SECTION 16	SUBORDINATION........................................................................................................83
16.1	Liquidation; Dissolution; Bankruptcy..................................................................................83
16.2	No Cash Payments in Respect of the Obligations; Certain Other Agreements..................84
16.3	Acceleration of Loans.........................................................................................................85
16.4	When Distribution Must Be Paid Over...............................................................................85
16.5	Notice by Company..............................................................................................................85
16.6	Subrogation...........................................................................................................................85
16.7	Relative Rights.....................................................................................................................85
16.8	Subordination May Not Be Impaired by Company............................................................86
16.9	Distribution or Notice to Representative..............................................................................86
16.10	Authorization to Effect Subordination.................................................................................86
16.11	Amendments; Third Party Beneficiaries..............................................................................86

ANNEXES

ANNEX A    Lenders and Commitments

ANNEX B    Addresses for Notices

ANNEX C    Regulated Subsidiaries

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of August 4, 2023 (this “Agreement”), is entered into among NEUEHEALTH, INC. (F/K/A BRIGHT HEALTH GROUP, INC.) (the “Company”), NEA 18 Venture Growth Equity, L.P. and the financial institutions from time to time party hereto as lenders (together with their respective successors and assigns, the “Lenders”).

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1     DEFINITIONS.

1.1     Definitions. When used herein the following terms shall have the following meanings:

“2023-1 Commitment Increase” has the meaning assigned to such term in Amendment No. 1.

“2023 Warrantholders’ Agreement” has the meaning assigned to such term in Section 12.1 (i).

“2024 Warrantholders’ Agreement” means that certain Warrantholders’ Agreement, dated as of April 8, 2024 by and among the Company and the other parties thereto.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of the Equity Interests of any Person causing such Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Company.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. The term “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise. The terms “controlling”, “controlled” and “under common control” have meanings correlative thereto. Notwithstanding the foregoing, for all purposes under this Agreement NEA 18 Venture Growth Equity, L.P., its respective Affiliates and Approved Funds shall be deemed not to be Affiliates of the Company and its Subsidiaries.

“Agent-Related Person” has the meaning assigned to such term in Section 15.4.2.

“Agreement” has the meaning assigned to such term in the Preamble.

“All-In Yield” shall mean, as to any Debt, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or other fees (other than consent fees, amendment fees and ticking fees and other than Equity Kickers or any Equity Interests, warrants or other equity linked interests or securities in connection therewith) paid by the Company to all providers of such Debt; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Debt).

“Amendment No. 1” means Incremental Amendment No. 1 to Credit Agreement, dated as of October 2, 2023, among the Company, NEA 18 Venture Growth Equity, L.P. and California State Teachers’ Retirement System.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1, which date was October 2, 2023.

“Amendment No. 2” means Incremental Amendment No. 2 to Credit Agreement, dated as of April 8, 2024, among the Company, NEA 18 Venture Growth Equity, L.P., NEA 18 Venture Growth Equity, L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P. and New Enterprise Associates 15, L.P.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2, which date was April 8, 2024.

“Ancillary Document” has the meaning assigned to such term in Section 15.18.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Approved Electronic Platform” has the meaning assigned to such term in Section 14.3.

“Approved Fund” has the meaning assigned to such term in Section 15.5(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 15.5), and accepted by the Company, in the form of Exhibit G or any other form (including electronic records generated by the use of an electronic platform) approved by the Company in its reasonable discretion.

“Attorney Costs” means, with respect to any Person, all reasonable and documented and invoiced fees and charges of any counsel to such Person, and all reasonable and documented court costs and similar legal expenses.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 101slug 0.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrowing” means Loans of the same class made on the same date.

“Borrowing Minimum” means $1,000,000.

“Borrowing Multiple” means $100,000.

“Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.2.1, which shall be substantially in the form of Exhibit A or any other form approved by the Required Lenders consistent with the requirements of Section 2.2.1.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City.

“Cash Interest” shall have the meaning provided in Section 4.4(b).

“Change in Law” means the occurrence after the Effective Date of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 8.1(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Effective Date); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (A) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (or any successor provision)), other than the Permitted Holders, of Equity Interests in the Company representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company and (B) the ownership, directly or indirectly, beneficially or of record, by the Permitted Holders of Equity Interests in the Company representing in the aggregate a lesser percentage of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company than such Person or group.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding

Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s Parent Entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to any Lender, such Lender’s commitment to make Loans under this Agreement as set forth on Annex A under the caption “Commitment”, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 6.1 or 8.6, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 15.5 or (c) increased pursuant to Section 2.1.2. The initial amount of each Lender’s commitment to make Loans is set forth on Annex A and (a) the aggregate amount of the Commitments as of the Effective Date was $60,000,000 and (b) the aggregate amount of the Commitments as of the Incremental Amendment No. 1 Effective Date (after giving effect to (1) all borrowings before the Amendment No. 1 Effective Date and the corresponding reductions in Commitments resulting therefrom and (2) the 2023-1 Commitment Increase) is $16,400,000; provided that such Annex A and the aggregate amount of the Commitments may be updated in the manner set forth in such Annex A.

“Commitment Increase” has the meaning assigned to such term in Section 2.1.2(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation, or order promulgated thereunder, in each case as amended from time to time.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to any Lender by means of electronic communications pursuant to Section 14.3.

“Company” has the meaning assigned to such term in the Preamble.

“Compliance Certificate” means a Compliance Certificate which shall be in substantially the form of Exhibit F or such other form as may be reasonably acceptable to the Required Lenders.

“Computation Period” means each period of four consecutive Fiscal Quarters of the Company for which financial statements have been (or are required to have been) delivered, pursuant to Section 10.1.1 or 10.1.2, ending on the last day of any such Fiscal Quarter.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, at any date, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated financial statements of the Company most recently delivered to the Lenders pursuant to Section 10.1.1 or 10.1.2 hereof (or, prior to the first delivery of any such financial statements, as of the end of the Fiscal Quarter ended March 31, 2023.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Matters” means (a) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, or the performance by the parties hereto of their respective obligations hereunder or thereunder, (b) any Loan or the use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim related in any way to the Company or any of its Subsidiaries or (d) Proceeding relating to any of the foregoing, regardless of whether or not such Proceeding is brought by the Company or its equity holders, Affiliates, creditors or any other third Person and whether or not based on contract, tort or any other theory and regardless of whether any Agent-Related Person, Lender-Related Person or Indemnitee is a party thereto.

“Covered Party” has the meaning assigned to such term in Section 15.19(b).

“DDTL Commitment Expiration Date” means the earlier of (a) the date on which the Commitments have been fully drawn and reduced to zero in accordance with Section 2.1, Section 6.1 and/or Section 13, and (b) the date that is 9 months after the Effective Date.

“Debt” of any Person means, without duplication, (a) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Financing Lease Obligation, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business), including any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of suchPerson, (g) all Hedging Obligations of such Person, (h) all obligations of such Person in respect of mandatory redemption or cash mandatory dividend or similar rights on all Disqualified Equity Interests of such Person, (i) all Guarantee Obligations of such Person with respect to Debt of others and (j) all Debt of any partnership of which such Person is a general partner, solely to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor; provided, further, that Debt shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (iii) amounts owed to dissenting equityholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any Acquisition permitted under the Loan Documents, (iv) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (v) Non-Financing Lease Obligations or other obligations under or in respect of straight-line leases, operating leases or sale leasebacks (except resulting in Financing Lease Obligation), (vi) customary obligations under employment agreements and deferred compensation arrangements, (vii) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled and (viii) indebtedness of any Parent Entity appearing on the balance sheet of the Company or any of its Subsidiary solely by reason of “pushdown” accounting under GAAP.

“Default Rate” means an interest rate equal to 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Commitment within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Company or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations generally under agreements in which it commits to extend credit, (c) has failed, within three Business Days after receipt of a written request from the Required Lenders, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Commitments, (d) has otherwise failed to pay over to any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has, or has a direct or indirect parent company that has, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 15.23); provided that (i) the Required Lenders and the Company may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Required Lenders and the Company each determine, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of Voting Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition of Equity Interests does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any securities or other Equity Interests into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (i) mature or are mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) are redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part (iii) provide for scheduled payments or dividends in cash or (iv) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date then in effect, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations that are accrued and payable (other than contingent amounts not yet due) and the termination of the Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Company or its subsidiaries or by any such plan to employees, such Equity

Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means dollars in lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 12.1 are satisfied (or waived in accordance with Section 15.1), which date is August 4, 2023.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Employee Investors” means the current, former or future officers, directors, employees, managers, consultants and other advisors, representatives and affiliates (and Immediate Family Members of the foregoing) of the Company, the Subsidiaries or any other Parent Entity who are or who become direct or indirect investors in the Company or any other Parent Entity, including any such officers, directors, employees, managers, consultants and other advisors, representatives and affiliates (and any Immediate Family Members of the foregoing) owning through an Equityholding Vehicle.

“Equityholding Vehicle” means any Parent Entity and any equityholder thereof through which current, former or future officers, directors, employees, managers, members, partners, independent contractors or consultants (or any Immediate Family Member of the foregoing) of the Company, the Subsidiaries or any other Parent Entity that holds Equity Interests of such Parent Entity.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest, but excluding any debt securities convertible into such Equity Interests.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for any violation of, or liability arising under, any Environmental Law, including any release or threatened release of any Hazardous Substance.

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public or workplace health and safety, pollution or protection of the environment or natural resources, including to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 13.1.

“Excluded Taxes” means (a) Taxes based upon, or measured by, the Lender’s (or a branch of the Lender’s) overall net income, overall net receipts or overall net profits, and franchise Taxes and branch profits Taxes, but, in each case, only to the extent such Taxes are Other Connection Taxes or are imposed by a taxing authority (i) in a jurisdiction in which such Lender is organized, (ii) in a jurisdiction in which such Lender’s principal office is located or (iii) in a jurisdiction in which such Lender’s lending office (or branch) in respect of which payments under this Agreement are made is located; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than as a result of an assignment made at the request of the Company pursuant to Section 8.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to a Recipient’s failure to comply with Section 7.6(d); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure” means, with respect to any Lender at any time, the aggregate amount of such Lender’s Loans outstanding at such time.

“Extended Commitments” has the meaning assigned to such term in the definition of Extension Permitted Amendment.

“Extended Loans” has the meaning assigned to such term in the definition of Extension Permitted Amendment.

“Extending Lenders” has the meaning assigned to such term in Section 15.1.1(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Required Lenders, among the Company, the Required Lenders and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 15.1.1.

“Extension Offer” has the meaning assigned to such term in Section 15.1.1(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 15.1.1, providing for an extension of the DDTL Commitment Expiration Date or Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) any increase or decrease in the rate of interest accruing on such Extended Loans, (b) any increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Required Lenders, to provide the rights and benefits of this Agreement and other Loan Documents to each new “class” of loans and/or commitments resulting therefrom and (d) any additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Extending Lenders that are (i) no more favorable to such Extending Lenders than the terms of this Agreement prior to giving effect to such Extension Permitted Amendments (as determined in good faith by the Company) or (ii) applicable only to periods after the Maturity Date then in effect (determined prior to giving effect to such Extension Permitted Amendment).

“Extension Request Class” has the meaning assigned to such term in Section 15.1.1(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto (or any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing any such intergovernmental agreements).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financing Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2022” or “2022 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Funded Debt” means any indebtedness described in clause (a) or (b) of the definition of “Debt”.

“GAAP” means United States generally accepted accounting principles which are applicable to the circumstances as of any date of determination and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Obligation” means, with respect to any Person, each obligation and liability of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation of any other Person in a manner, which directly or indirectly, including any obligations of such Person, directly or indirectly, (i) to purchase, repurchase, or otherwise acquire any debt or other monetary obligation of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any debt or other monetary obligation of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, (iii) to lease property or to purchase securities, property or services from such other Person with the purpose of assuring the owner of such indebtedness or monetary obligation of the ability of such other Person to make payment of the indebtedness or obligation, (iv) which induces the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person or (v) to assure a creditor against loss: provided that the term Guarantee Obligations shall not include endorsement of instruments in the course of collection or deposit or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Debt). The amount of any Guarantee Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum stated principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Hazardous Substances” means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of, which is prohibited, limited or regulated by any Governmental Authority or could give rise to liability, or for which any duty or standard of care is imposed, pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, foreign exchange contract, futures contract, option contract, synthetic cap and any other agreement or arrangement, each of which is designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability (other than an accounting liability which is offset by a corresponding asset pursuant to shortcut method hedge accounting) of such Person under any Hedging Agreement.

"Hercules Debt" means the Debt and other obligations under the Hercules Credit Agreement or any other "Loan Document" (as defined in the Hercules Credit Agreement).

"Hercules Credit Agreement" means the Loan and Security Agreement, dated as of June 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Company, the guarantors from time to time party thereto and the several banks and other financial institutions or entities from time to time party thereto.

"Hercules Credit Agreement Termination Date" shall have the meaning assigned to "Term Loan Maturity Date" in the Hercules Credit Agreement.

"Hercules Credit Documents" shall have the meaning assigned to the term "Loan Documents" in the Hercules Credit Agreement.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother in law, father in law, son in law and daughter in law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs, legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor advised fund of which any such individual is the donor.

“Incremental Amendment” as the meaning assigned to such term in Section 2.1.2(b).

“Increased Amount Date” has the meaning assigned to such term in Section 2.1.2(b).

“Incremental Lender” means any Lender or other financial institution with respect to a Commitment Increase.

“Incremental Loan” has the meaning assigned to such term in Section 2.1.2(a).

“Incur” means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable, contingently or otherwise, for any Debt; provided, however, that any Debt of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 11.1:

(a)    amortization of debt discount or the accretion of principal with respect to a non‑interest bearing or other discount security;

(b)    the payment of regularly scheduled interest and payment of fees in the form of additional Debt of the same instrument, including any PIK Interest and PIK Fees, and the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and
(c)    the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of prepayment, redemption, repurchase, defeasance, acquisition or similar payment or making of a mandatory offer to prepay, redeem, repurchase, defease, acquire, or similarly pay such Debt;

will not be deemed to be the Incurrence of Debt.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 15.16.

“Ineligible Institution” has the meaning assigned to such term in Section 15.5(b).

“Information” has the meaning assigned to such term in Section 15.8.

“Insurance Subsidiary” means any Subsidiary which is subject to the regulation of, is required to file statements with, and holds an active risk-bearing license issued by any governmental body, agency or official in any state or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

“Interest Payment Date” means the last day of each March, June, September and December and the Maturity Date.

“Interest Period” means, with respect to any Loans, the period commencing on the date of Borrowing of such Loans or, if an Interest Payment Date in respect of such Loans has occurred, the date immediately following the last such Interest Payment Date, and ending on first Interest Payment Date thereafter.

“Investment” means, with respect to any Person, any investment in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, excluding, in the case of the Company and its Subsidiaries, intercompany loans among the Company and the Subsidiaries, advances or Debt related to cash management arrangements and made in the ordinary course of business or (c) the purchase or other acquisition (in one transaction or a series of transactions) of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any payments in cash or Permitted Investments actually received by such investor representing principal payments in respect of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer of the Company, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property or services as of the time of the transfer, minus, any payments actually received by such investor representing a Return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Debt or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of an Acquisition shall be the acquisition consideration, minus the amount of any portion of such Investment that has been repaid to the investor as a Return in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 11.9, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer of the Company. For the avoidance of doubt, if the Company or any Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Company or any Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be a new Investment at such time.

“Investors” mean, collectively (and including each of their respective successors) New Enterprise Associates, Bessemer Venture Partners and Greenspring Associates, and each of its Affiliates and any funds, partnerships, other co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing, but not including, however, any operating portfolio companies of any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Law” means any statute, rule, regulation, order, permit, license, judgment, award or decree of any Governmental Authority.

“LCT Election” means the Company’s election, by notice to the Lenders, to exercise its right to designate any permitted Acquisition or Investment as a Limited Condition Transaction pursuant to the terms hereof.

“LCT Test Date” means the date on which the definitive agreement for an applicable Limited Condition Transaction is entered into.

“Lender” has the meaning assigned to such term in the Preamble. References to the “Lenders” shall include any Person that is added to Annex A pursuant to the terms hereof after the Effective Date.

“Lender-Related Person” has the meaning assigned to such term in Section 15.17.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of Financing Lease Obligations) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise; provided that in no event shall a Non-Financing Lease Obligation be deemed to be a Lien.

“Limited Condition Transaction” means any Acquisition or Investment by the Company or one or more of the Subsidiaries permitted hereunder, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” has the meaning assigned to such term in Section 2.1.1.

“Loan Availability” means the Commitments of all of the Lenders.

“Loan Documents” means this Agreement, the Notes and all documents, instruments and agreements delivered in connection with the foregoing from time to time.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company to perform its payment Obligations under the Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

“Material Law” means any separately enforceable provision of a Law whose violation by a Person would have a Material Adverse Effect on such Person.

“Material License” means (a) as to any Person, any license, permit, authorization, qualification, order or consent from, any recordation, registration, notice or filing with, any exemption by or other action in respect of, a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect and (b) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit, authorization, qualification, order or consent from, any recordation, registration, notice or filing with, any exemption by or other action in respect of, a Governmental Authority or other Person that is necessary for the execution, delivery, consummation or performance by such party, or the legality, validity, binding effect or enforceability against such party, of this Agreement or such other Loan Document

“Maturity Date” means the ~~later of (a) December 31, 2025. and (b) the~~ date that is 91 days after the ~~latest final stated maturity date in respect of any Senior Debt of the Company or any Subsidiary of the type described in clause (a) of the definition of Senior Debt not prohibited by Section 11.1 (regardless of when such Senior Debt is incurred or whether after the initial incurrence of such Senior Debt, such Senior Debt is prepaid,~~

~~repaid, redeemed, satisfied and discharged or otherwise no longer outstanding).~~ Hercules Credit Agreement Termination Date.

“Moody’s” means Moody’s Investor Services, Inc. and any successor thereto of its rating business.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability or obligation to contribute.

“Non-Financing Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-U.S. Lender” has the meaning assigned to such term in Section 7.6(d).

“Note” means a promissory note substantially in the form of Exhibit B.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of the Company under this Agreement and any other Loan Document including Attorney Costs, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Taxes (other than a connection arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed as a result of an assignment (other than an assignment made pursuant to Section 8.6(b)).

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Company.

“Participant” has the meaning assigned to such term in Section 15.5(c).

“Participant Register” has the meaning assigned to such term in Section 15.5(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Requires to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time.

“Permitted Holders” means (a) each of the Investors and each Employee Investor (including, for the avoidance of doubt, any Investor or Employee Investor holding Equity Interests through an Equityholding Vehicle), (b) any Permitted Plan and (c) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Equity Interests of the Company or any Parent Entity, acting in such capacity.

“Permitted Investments” means:
(a)    direct obligations of the United States of America (including U.S. Treasury bills, notes and bonds) that are backed by the full faith and credit of the United States of America;

(b)    direct obligations of any agency of the United States of America that are backed by the full faith and credit of the United States of America and direct obligations of United States of America government-sponsored enterprises (including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) that are rated the same as direct obligations of the United States of America;

(c)    direct obligations of, and obligations fully guaranteed by, any State of the United States of America that, on the date of acquisition, are rated investment grade by Moody’s or by S&P, including general obligation and revenue notes and bonds, insured bonds (including all insured bonds having, on the date of acquisition, a credit rating of Aaa by Moody’s and AAA by S&P) and refunded bonds (reissued bonds collateralized by U.S. Treasury securities);

(d)    Debt of any county or other local governmental body within the United States of America having, on the date of acquisition, a credit rating of Aaa by Moody’s or AAA by S&P, or Auction Rate Securities, Tax-Exempt

Commercial Paper or Variable Rate Demand Notes issued by such bodies that is, on the date of acquisition, rated at least A3/P-1/VMIG-1 by Moody’s or A-/A-1/SP-1 by S&P;

(e)    commercial paper issued by any corporation or bank having a maturity of nine months or less and having, on the date of acquisition, a credit rating of at least P1 or the equivalent thereof from Moody’s or A1 or the equivalent thereof from S&P;

(f)    money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments, in each case issued by any bank that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(g)    money market funds and mutual funds consisting primarily of investments described in clauses (a) through (f) above, in each case having a credit rating of at least Aaa from Moody’s or AAA from S&P, and in each case having at least US$500,000,000 of assets under management; and

(h)    money market investments, deposits, bankers acceptances, certificates of deposit, notes and other like instruments to the extent that (i) the issuing bank is organized under the laws of a country in which the Company or any of its Subsidiaries conducts operations and (ii) the aggregate amount of such instruments issued by any individual bank or its Affiliates held by the Company and its Subsidiaries does not exceed US$2,000,000.

“Permitted Plan” means any employee benefit plan of the Company, any Parent Entity or any of their Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association or governmental authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

“PIK Fees” shall have the meaning provided in Section 5.1.

“PIK Interest” shall have the meaning provided in Section 4.4(b).

“PIK Interest Election Notice” shall have the meaning provided in Section 4.4(c).

“Pro Rata Share” means (x) with respect to a Lender’s obligation to make Loans pursuant to Section 2.1.1 and with respect to Sections 5.1 and 6.1.2, in each case at any time prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Commitment at such time, by (ii) the Loan Availability at such time and (y) with respect to a Lender’s right to receive payments of principal, interest, fees, costs, and expenses with respect to any Loans at any time and otherwise at any time from and after the time the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Exposure at such time by (ii) the Total Outstandings at such time.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or judicial proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 15.19(a).

“Recipient” means (a) the Required Lenders and (b) any Lender, as applicable.

“Refinancing Debt” has the meaning assigned to such term in Section 11.1(n).

“Register” has the meaning assigned to such term in Section 15.5(b).

“Regulated Subsidiaries” means the Subsidiaries of the Company listed on Annex C.

“Regulated Subsidiary Obligations” means all obligations (monetary or otherwise) of the Company to its Regulated Subsidiaries, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, to cure any deficit position of such Regulated Subsidiaries.

“Regulation D” means Regulation D of the Federal Reserve Board.

“Regulation T” means Regulation T of the Federal Reserve Board.

“Regulation U” means Regulation U of the Federal Reserve Board.

“Regulation X” means Regulation X of the Federal Reserve Board.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents, managers, advisors, representatives and controlling persons of such Person.

“Replacement Lender” has the meaning assigned to such term in Section 8.6(b).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the

Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required Lenders” means, at any time, Lenders who have Pro Rata Shares which exceed 50% as determined pursuant to clause (y) of the definition of “Pro Rata Share”; provided that the Required Lenders shall include all Lenders that are Affiliates or Approved Funds of NEA 18 Venture Growth Equity, L.P. at all times that such Lenders remains a Lender (unless such Lenders have assigned more than 50% of the aggregate amount of Loans and Commitments held by such Lenders as of the Effective Date to Persons that are not Affiliates or Approved Funds of NEA 18 Venture Growth Equity, L.P.). For purposes of this definition, Required Lenders shall be determined by excluding all Loans and Commitments held or beneficially owned by any Defaulting Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the treasurer, manager of treasury activities, any assistant treasurer, any executive vice president, any senior vice president, any senior vice president (finance), any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Effective Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Restricted Payment” has the meaning assigned to such term in Section 11.3.

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other similar amount received or realized in respect thereof.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Global Inc. and any successor thereto of its rating business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (which, as of the Effective Date, includes Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union, any European

Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b) or (d) any Person otherwise the subject of any Sanction.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Senior Debt” means (a) all indebtedness and other obligations under ~~any Funded Debt that is senior to the Loans in any respect (including in payment priority, as a result of being guaranteed by any Subsidiary of the Company, by being secured by a Lien on any assets of the Company or any of its Subsidiaries or by being unsecured Debt that is not subordinated to the then-outstanding Senior Debt)~~ the Hercules Debt and (b) all Regulated Subsidiary Obligations; provided that if the applicable regulator for a Regulated Subsidiary commences or seeks to commence a bankruptcy, receivership, insolvency proceeding or other similar proceeding against a Regulated Subsidiary prior to the repayment in full of all Senior Debt, the Regulated Subsidiary Obligations owed by the Company to such Regulated Subsidiary shall no longer be Senior Debt for purposes of this Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X; provided that each of Bright Health Insurance Company of Florida and Bright HealthCare Insurance Company of Texas shall be deemed not to constitute a “Significant Subsidiary” for all purposes under the Loan Documents.

“Solvent” means (i) the sum of the debt and liabilities (subordinated, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, on their debts and other liabilities subordinated, contingent or otherwise as they become absolute and matured; (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, as conducted or contemplated as of the relevant date; and (iv) the Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debt or other liabilities as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for any currency means the rate determined by the Company to be the rate quoted by the Company as the spot rate for the purchase by the Company of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Company may obtain such spot rate from another financial institution designated by the Company if it does not have as of the date of determination a spot buying rate for any such currency.

“Subject Interest Period” shall have the meaning provided in Section 4.4(c).

“Subordinated Debt” means any Debt for borrowed money of the Company that is by its terms subordinated in right of payment to the Senior Debt in the same manner as the Obligations.

"Subordination Agreement" means (a) Section 16 and (b) the Subordination Agreement, dated as of June 21, 2024, among NEA 18 Venture Growth Equity L.P., New Enterprise Associates 17, L.P., New Enterprise Associates 16, L.P., New Enterprise Associates 15, L.P., California State Teachers' Retirement System and Hercules Capital, Inc.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Equity Interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

“Supported QFC” has the meaning assigned to such term in Section 15.19(a).

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Termination Event” means, with respect to a Pension Plan or a Multiemployer Pension Plan, as applicable, (a) a Reportable Event, (b) the withdrawal of the Company or any other member of the Controlled Group from such Pension Plan during a plan year in which the Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the imposition of a lien on the property of the Company or any other member of the Controlled Group pursuant to Section 4068 of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan, (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan, (f) such Pension Plan is in “at risk” status within the meaning of Section 430(i) of the Code, or such Multiemployer Pension Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code, or (g) a complete or partial withdrawal from a Multiemployer Pension Plan.

“Total Outstandings” means, at any time, the sum of the aggregate principal amount of all outstanding Loans.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s), determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Transactions” means (a) the execution, delivery and performance by the Company of the Loan Documents on the Effective Date, (b) the use of the proceeds thereof, and (c) the payment of the fees and expenses incurred in connection with the foregoing (such fees and expenses, the “Transaction Costs”).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s) exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“U.S. Dollars” and the sign “$” mean lawful money of the United States of America.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 15.19(a).

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Undrawn Commitment Fee Rate” means 0.50% per annum.

“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests that is at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. To the extent that a partnership agreement, limited liability company agreement or other agreement governing a partnership or limited liability company provides that the members of the Board of Directors of such partnership or limited liability company (or, in the case of a limited partnership whose business and affairs are managed or controlled by its general partner, the Board of Directors of the general partner of such limited partnership) is appointed or designated by one or more Persons rather than by a vote of Voting Stock, each of the Persons who are entitled to appoint or designate the members of such Board of Directors will be deemed to own a percentage of Voting Stock of such partnership or limited liability company equal to (a) the aggregate votes entitled to be cast on such Board of Directors by the members of such Board of Directors which such Person or Persons are entitled to appoint or designate divided by (b) the aggregate number of votes of all members of such Board of Directors.

“Waiver” means the Second Amended and Restated Limited Waiver and Consent, dated as of June 29, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Company, the other parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Warrantholders’ Agreements” means the 2023 Warrantholders’ Agreement and 2024 Warrantholders’ Agreement.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

“Withholding Certificate” has the meaning assigned to such term in Section 7.6(d).

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2    Other Interpretive Provisions.

1.2.1 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

1.2.2 Section, Annex and Exhibit references are to this Agreement unless otherwise specified.

1.2.3 The term “including” is not limiting and means “including without limitation.”

1.2.4 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

1.2.5 Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation and (iii) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns.

1.2.6 This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

1.2.7 This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Lenders merely because of the Lenders’ involvement in their preparation.

1.3    Limited Condition Transactions. Solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Debt or the making of any permitted Acquisition or other Investment or (ii) determining the occurrence of any Event of Default or Unmatured Event of Default, in each case, in connection with a Limited Condition Transaction, if the Company makes an LCT Election, the date of determination in determining whether any such incurrence of any Debt or the making of any permitted Acquisition or other Investment is permitted shall be deemed to be the

LCT Test Date (provided that for the purpose of determining the occurrence of any Event of Default under Sections 13.1(a) or 13.1(c), such determination shall also be made at the time of the consummation of the Limited Condition Transaction), and if, after giving effect to the applicable Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of such date of determination, ending prior to the LCT Test Date on a pro forma basis, the Company could have taken such action on the relevant LCT Test Date in compliance with any such ratio or basket, such ratio or basket shall be deemed to have been complied with. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated.

1.4    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.5    Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.6    Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 10, Section 11 or Section 13 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be Incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 11 with respect to the amount of any Debt, Investment, Lien, asset sale, or Restricted Payment in a currency other than Dollars, no Unmatured Event of Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Debt, Lien or Investment is Incurred or after such asset sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Debt, Lien, or Investment may be incurred or asset sale or Restricted Payment made at any time under such Sections.

SECTION 2      COMMITMENTS OF THE LENDERS AND BORROWING PROCEDURES.

2.1    Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, the Company as follows:

2.1.1 Commitment. Each Lender with a Commitment severally agrees to make loans in U.S. Dollars (“Loans”) on and after the Effective Date from time to time until the DDTL Commitment Expiration Date in an amount equal to such Lender’s Pro Rata Share (for purposes of calculating any such Pro Rata Share, excluding any Loans attributable to PIK Interest or PIK Fees) of such aggregate amounts as the Company may request from all Lenders; provided that (i) the Total Outstandings (other than any Loans attributable to PIK Interest or PIK Fees) will not at any time exceed the Loan Availability and (ii) the Exposure of any Lender (other than any Loans attributable to PIK Interest or PIK Fees) will not at any time exceed its Commitment. The Commitment of each Lender shall be reduced by the aggregate amount of Loans funded by such Lender, but not the amount of Loans attributable to PIK Interest or PIK Fees. On the DDTL Commitment Expiration Date, the unused Commitments shall terminate. The Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

2.1.2 Increase in Commitments and Incremental Loans.

(a) The Company may, at its option any time before the Maturity Date, seek to increase the Commitments (any such increase, a “Commitment Increase”) and/or Incur additional Loans (“Incremental Loans”) upon written notice to the Lenders.

(b) Any such notice delivered to the Lenders in connection with a Commitment Increase or any Incremental Loans shall be delivered at a time when no Unmatured Event of Default or Event of Default has occurred and is continuing and shall specify (i) the amount of such Commitment Increase or Incremental Loans (which shall not be less than $1,000,000 (unless otherwise agreed by the Required Lenders)) sought by the Company, (ii) the date (each, an “Increased Amount Date”) on which the Company proposes that such Commitment Increase shall be effective or such Incremental Loans shall be funded, which shall be a date not less than three Business Days after the date on which such notice is delivered to the Lenders (unless otherwise agreed by the Required Lenders in their reasonable discretion) and (iii) the identity of each Incremental Lender to whom the Company proposes any portion of such Commitment Increase be allocated or Incremental Loans be provided by and the amounts of such allocations or Incremental Loans. Commitment Increases and Incremental Loans may provided on a non pro-rata basis by one or more Lenders and/or other Persons (other than Ineligible Institutions)
reasonably acceptable the Company. No Commitment Increase shall become effective and no Incremental Loans shall be made until each of the Incremental Lenders extending such Commitment Increase or providing such Incremental Loans and the Company shall have delivered to the Lenders a document in form reasonably satisfactory to the Required Lenders pursuant to which any such Incremental Lender states the amount of its Commitment Increase or Incremental Loans and agrees to assume and accept the obligations and rights of a Lender hereunder (“Incremental Amendment”), and the Company accepts such new Commitments or Incremental Loans.

(c) Notwithstanding the foregoing, no Commitment Increase shall be established and no Incremental Loans shall be incurred unless, subject to Section 1.3, (i) no Unmatured Event of Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Commitment Increase or Incremental Loan; (ii) all fees and expenses, if any, owing in respect of such increase to the Lenders will have been paid; (iii) the Company shall deliver or cause to be delivered any customary legal opinions or other customary closing documents reasonably requested by the Lenders providing such Commitment Increase or Incremental Loan in connection with any such transaction and (iv) after giving effect to such Commitment Increase or Incremental Loan, the aggregate amount of all outstanding Commitments and the aggregate outstanding principal amount of all Loans, together with the aggregate principal amount of Debt outstanding and Incurred in reliance on Section 11.1(c), does not exceed $125,000,000 plus the amount of any interest and fees payable in kind and added to the principal amount of such Debt or any Loan (including any PIK Interest and PIK Fees).

(d) Upon the effectiveness of any Commitment Increase or Incurrence of any Incremental Loan of any Incremental Lender that is not already a Lender pursuant to this Section 2.1.2, such Incremental Lender shall be deemed to be a “Lender” hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder.

(e) The terms of any such Commitment Increase and Incremental Loans (other than the All-In Yield, including the interest rate and any fees, applicable thereto) shall be identical to those of the other Commitments and Loans outstanding under this Agreement, including with respect to subordination. Each Commitment Increase shall be deemed for all purposes a Commitment and each Loan made thereunder and each Incremental Loan shall be deemed, for all purposes, a Loan. The Lenders are under no obligation to provide any Commitment Increase or Incremental Loan.

(f) The All-In Yield applicable to the Incremental Loans and any other Funded Debt of the Company shall be determined by the Company and the applicable Incremental Lenders or the lenders providing such Funded Debt, and shall be set forth in each applicable Incremental Amendment or agreement or instrument evidencing such Funded Debt; provided, however, that with respect to any Loans under a Commitment Increase, Subordinated Loans incurred pursuant to Section 11.1(q), ~~S~~senior secured Debt incurred pursuant to Section 11.1(b)(i), Incremental Loans or any other Funded Debt that is pari passu or senior to the Subordinated Loans, unless otherwise agreed by NEA 18 Venture Growth Equity, L.P. in its sole discretion, if the All-In Yield applicable to such Incremental Loans or Funded Debt, as applicable, shall be greater than the applicable

All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Loans, then the interest rate with respect to the Loans, shall be increased by the applicable amount by which the All-In Yield of the Incremental Loans or loans under such other Funded Debt exceeds that of the Loans under this Agreement (the provisions of this Section 2.1.2(f), the “MFN Provision”).

(g) Incremental Loans may not permit the payment of cash interest in any period in which the Company elects to pay the Loans in PIK Interest and Incremental Loans may only be repaid on a pro rata or less than pro rata basis with the Loans.

(h) In connection with the incurrence or issuance of any Incremental Loans, preferred stock or any other Funded Debt, unless otherwise agreed by NEA 18 Venture Growth Equity, L.P. (such agreement not to be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries may directly or indirectly issue any warrants, common stock or similar “equity kicker” (including any other equity derivative or synthetic instrument in lieu thereof, such as contingent value rights) (any such instrument, “Equity Upside”) to the providers of any such Incremental Loans, preferred stock or other Funded Debt; provided that, solely in connection with an issuance of Incremental Loans or any Subordinated Debt incurred pursuant to Section 11.1(q) hereof, the Company may issue Equity Upside in an amount not to exceed the aggregate amount of Warrants (calculated on a pro rata basis taking into account the amount of such Incremental Loans to be committed or incurred) issued or issuable pursuant to the Warrantholders’ Agreement (the provisions of this Section 2.1.2(h), the “Upside Cap”). By way of example, an incurrence of an additional $50.0 million on Incremental Loans would result in a maximum Equity Upside of 9.9% of the outstanding common stock of the Company giving pro forma effect to the conversion, exercise or exchange of any security convertible into, exercisable or exchangeable for common stock of the Company and vesting of any awards granted to directors and employees of the Company and its Subsidiaries.

2.2 Loan Procedures.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Each Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

2.2.1 Requests for Borrowings. To request a Borrowing, the Company shall notify each Lender of such request by submitting a Borrowing Request not later than noon, New York City time, five Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Company. Each such Borrowing Request shall specify the following information (to the extent applicable, in compliance with Sections 2.1.1 and 2.2(a)):

(i) the aggregate amount of such Borrowing;

(ii) the requested date of such Borrowing, which shall be a Business Day;

(iii) the location and number of the account of the Company to which funds are to be disbursed; and

(iv) that as of such date Sections 12.2.1(a) and 12.2.1(b) are satisfied.

Any such Borrowing Request may include a PIK Interest Election Notice. Promptly following a delivery of a Borrowing Request in accordance with this Section 2.2.1, the Company shall advise each Lender of the details thereof and of the amount of such
Lender’s Loan to be made as part of the requested Borrowing.

2.3    [Reserved].

2.4    Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 1:00 p.m., New York City time, to the account of the Company most recently designated by it for such purpose by notice to the Lenders.

2.5    [Reserved].

SECTION 3      EVIDENCING OF LOANS.

3.1    Notes. If so requested by any Lender by written notice to the Company, the Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to such Lender in a face principal amount equal to such Lender’s Loans.

3.2    Recordkeeping. The Company, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4      INTEREST.

Subject in all respects to ~~Section 16~~any Subordination Agreement:

4.1    Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum equal to 15.00%; provided that (i) if any amount payable by the Company under the Loan Documents is not paid when due in accordance with the terms of this Agreement, whether at stated maturity, by acceleration or otherwise, during the continuance of an Event of Default under Section 13.1(a) or 13.1(c), then such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand; provided, further, that (a) no amount shall be payable pursuant to this Section 4.1 to a Defaulting Lender so long as such Lender shall be a Defaulting Lender, (b) no amounts shall accrue pursuant to this Section 4.1 on any overdue amount, reimbursement obligation in respect of any amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (c) any interest paid in the form of PIK Interest shall be deemed paid when due for all purposes of this Agreement and the other Loan Documents.

4.2    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date in accordance with Section 4.4 and at the Maturity Date. After the Maturity Date, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

4.3    PIK Interest. For the avoidance of doubt, once paid, PIK Interest and PIK Fees shall be treated as principal for all purposes hereunder and shall accrue interest thereon in accordance with Section 4.1 hereof.

4.4    Computation of Interest; Payment of Interest.
(a) Interest shall be computed for the actual number of days elapsed on the basis of a year of 365/366 days.

(b) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date at election of the Company in its sole discretion either (x) in cash (“Cash Interest”) or (y) in kind by capitalizing such interest and increasing the outstanding principal amount of such Loans by the amount of interest accrued in respect of such Loans during the applicable Interest Period (“PIK Interest”); (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan.

(c) The Company may elect the form of interest payment with respect to Loans for each Interest Period by delivering a notice substantially in the form of Exhibit C (a “PIK Interest Election Notice”) (i) as part of the Borrowing Request or (ii) at any time prior to the applicable Interest Payment Date in respect of such Interest Period. Each PIK Interest Election Notice shall include information to the following effect: (i) the relevant Interest Payment Date applicable to such PIK Interest Election Notice; (ii) whether interest shall be paid on such Interest Payment Date (x) as Cash Interest or (y) as

PIK Interest; and (iii) if interest shall be paid as PIK Interest, the increase in the principal amount of the Loans to be effective upon the relevant interest payment date as a result of such payment and the principal amount of the Loans to be outstanding as of such Interest Payment Date after giving effect to such payment. If the Company does not deliver a PIK Interest Election Notice in respect of any Interest Period (any such Interest Period, a “Subject Interest Period”), the interest on the Loans for such Subject Interest Period will be payable on the Interest Payment Date in PIK Interest.

SECTION 5      FEES.

Subject in all respects to ~~Section 16~~any Subordination Agreement:

5.1    Undrawn Commitment Fee. The Company agrees to pay to the each Lender based on such Lender’s Pro Rata Share an undrawn commitment fee in U.S. Dollars, which shall accrue at the Undrawn Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from the Effective Date to the DDTL Commitment Expiration Date; provided, that any undrawn commitment fee accrued with respect to any of the unused Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall be payable by the Company so long as such undrawn commitment fee shall otherwise have been due and payable by the Company prior to such time of such Lender becoming a Defaulting Lender. Undrawn commitment fees shall be payable in arrears on the last day of each Fiscal Quarter and on the DDTL Commitment Expiration Date for any period then ending for which such undrawn commitment fees shall not have previously been paid, at election of the Company in its sole discretion either (x) in cash or (y) in kind by capitalizing such fees and increasing the outstanding principal amount of Loans by the amount of fees accrued in respect of such Loans during the applicable period (“PIK Fees”). The unused commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 365/366 days. For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans funded by such Lender other than any Loans attributable to PIK Interest and PIK Fees.

5.2    [Reserved]

5.3    [Reserved]

SECTION 6      REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.

6.1    Reduction or Termination of the Commitment.

6.1.1 Voluntary Reduction or Termination of the Commitment. The Company may from time to time on at least one Business Day’s prior written notice received by each Lender permanently reduce the Commitments to an amount not less than the Total Outstandings (other than any Loans attributable to PIK Interest or PIK Fees); provided that a notice of termination or reduction of the Commitments under this

Section 6.1.1 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Lenders on or prior to the specified effective date). Any such reduction shall be in an amount not less than the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple. Concurrently with any such voluntary reduction of the Commitments to zero, the Company shall pay all interest on the Loans and all commitment fees.

6.1.2 All Reductions of the Commitments. All reductions of the Commitments shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares (excluding for such purposes any Loans attributable to PIK Interest or PIK Fees).

6.2    Prepayments.

6.2.1 Voluntary Prepayments. Subject in all respects to ~~Section 16~~any Subordination Agreement, the Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give each Lender written notice thereof, which shall be substantially in the form of Exhibit D, not later than 12:00 P.M., New York City time, on the proposed date of such prepayment, which shall, in each case, be a Business Day, specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple and shall be accompanied by all accrued and unpaid interest on the principal amount of Loans so repaid.

6.3    Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of the Borrowing Minimum or a higher integral multiple of the Borrowing Multiple.

6.4    Repayments. Subject in all respects to ~~Section 16~~any Subordination Agreement, the Loans of each Lender shall be paid in full on the Maturity Date.

SECTION 7      MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1    Making of Payments.
(a) All cash payments of principal or interest on Loans denominated in U.S. Dollars, and of all fees, shall be made by the Company to each Lender in U.S. Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, not later than 12:00 P.M., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by each Lender on the following Business Day. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

(b) [Reserved].

7.2    Application of Certain Payments. Prior to the exercise of remedies provided for in Section 13.2, voluntary prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the exercise of remedies provided for in Section 13.2, but subject in all respects to ~~Section 16~~any Subordination Agreement, all amounts collected or received by any Lender shall be applied in the following order, and concurrently with each remittance to any Lender of its share of any such payment, the Required Lenders shall advise such Lender as to the application of such payment: (i) first, to the payment of all fees, costs, expenses and indemnities of the Lenders, pro-rata, in each case then due and owing, until paid in full; (ii) second, to the payment of all of the Obligations consisting of accrued and unpaid interest, in each case then due and owing, to any Lender, pro-rata, until paid in full; (iii) third, to the payment of all Obligations consisting of principal, in each case then due and owing, to any Lender, pro-rata, until paid in full and (iv) fourth, to the Company or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4    Setoff. The Company agrees that each Lender has, during the continuance of any Event of Default, all rights of set-off and bankers’ lien provided by applicable Law, in any currency, and in addition thereto, the Company agrees that at any time any Event of Default is there continuing, each Lender may apply to the payment of any Obligations of the Company hereunder, that are then due and owing, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with such Lender; provided that the foregoing is subject in all respects to ~~Section 16~~any Subordination Agreement.

7.5    Proration of Payments.

(a) Except as otherwise set forth in this Agreement, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (i) principal of or interest on any Loan, but excluding any payment pursuant to Section 8.6 or 15.4) or (ii) other recoveries obtained by all Lenders on account of principal of and interest on the Loans then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

(b) Except as otherwise set forth in this Agreement, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionally to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

7.6    Taxes.

(a) (i) To the extent permitted by applicable Law, all payments hereunder or under the Loan Documents (including any payment of principal, interest or fees) to, or for the benefit, of the Lenders shall be made by the Company free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

     (ii) In addition, the Company shall pay any Other Taxes to the relevant taxing authority in accordance with applicable Law, or at the option of the Required Lenders timely reimburse it for, Other Taxes.

(b) If the Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable Law to, and does in fact, deduct or withhold any Taxes, the Company shall pay the full amount deducted or withheld to the relevant taxing authority within the time allowed for payment under applicable Law. In addition, if the Taxes that the Company deducts or withholds are Indemnified Taxes, the Company shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of such Taxes (and any Indemnified Taxes deducted or withheld with respect to the additional payments required under this Section 7.6(b)), the amounts received by the Lenders equal the amounts that would have been received had no such deduction or withholding been made.

(c) If any Lender is required by Law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Indemnified Tax is assessed against a Lender with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such Person against (i) such Indemnified Taxes (and any reasonable expenses associated with such Indemnified Taxes) and (ii) any Indemnified Taxes imposed as a result of the receipt of the payment under this Section 7.6(c), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by relevant taxing authority. A certificate prepared in good faith as to the amount of such payment by such Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

(d) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.6(d)(ii), (iii), or (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to, deliver to the Company on or prior to the Effective Date (or in the case of a Lender that is an assignee, on the date of such assignment to such Lender) two accurate and complete signed copies of IRS Form W‑8BEN, W‑8BEN‑E, W‑8ECI, or W‑8IMY (or any successor or other applicable form prescribed by the IRS), as applicable, certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Lender is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete signed copies of IRS Form W‑8BEN, or W‑8BEN‑E, as applicable) a certificate in form and substance reasonably acceptable to the Company to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Code Section 881(c)(3)(A), a “10-percent shareholder” of the Company within the meaning of Code Section 881(c)(3)(B), or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Lender agrees that from time to time after the Effective Date (or in the case of a Lender that is an assignee, after the date of the assignment to such Lender), when a lapse in time or a change in circumstances renders the prior certificates hereunder obsolete or inaccurate, such Lender shall, to the extent permitted under applicable Law, deliver to the Company two new and accurate and complete signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(iii) Each Lender that is a United States person within the meaning of Code Section 7701(a)(30) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company on or prior to the Effective Date (or in the case of a Lender that is an assignee, on the date of such assignment to such Lender) certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(iii) is rendered obsolete or inaccurate as result of a change in circumstances with respect to the status of a

Lender, such Lender shall, to the extent permitted by applicable Law, deliver to the Company revised forms necessary to confirm or establish the entitlement to such Lender’s exemption from United States backup withholding tax.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company at the time or times prescribed by Law and at such time or times reasonably requested by the Company such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.6(d)(iv), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(v) [Reserved]

(e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 7.6 (including by the payment of additional amounts pursuant to this Section 7.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.6 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) Each party's obligations under this Section 7.6 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the

Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 8      INCREASED COSTS.

8.1    Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Excluded Taxes in clauses (b) through (d) of the definition of Excluded Taxes, (B) Indemnified Taxes, and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 8.1 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Notwithstanding the foregoing, no Lender shall be entitled to seek compensation under this Section 8.1 based on the occurrence of a Change in Law arising solely from (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith or (y) Basel III or any requests, rules, guidelines or directives thereunder or issued in connection therewith, unless such Lender is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 8.1.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 8.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section 8.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

8.2    [Reserved]

8.3    [Reserved]

8.4    [Reserved]

8.5    Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

8.6    Mitigation of Circumstances; Replacement of Lenders.

(a) Each Lender shall promptly notify the Company of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 (and, if any Lender has given notice of any such event described above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company ). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.1, the Company may designate another bank which is reasonably acceptable to the Required Lenders in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder provided (i) in the case of any assignment resulting from a claim for payment under Section 7.6 or 8.1, such assignment will result in a reduction in such payments, (ii) such assignment does not conflict with applicable law and (iii) in the case of any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such class or lesser group at such time) has been obtained, as applicable, any Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder. Each Lender agrees that if it is replaced pursuant to this Section 8.6, it shall execute and deliver to the Company an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Company any Note (if the assigning Lender’s Loans are evidenced by one or more Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 8.6 to execute an Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Note shall be deemed cancelled. In connection with any replacement under this Section 8.6, if the replaced Lender does not execute and deliver to the Company a duly executed Assignment and Assumption by the time all Obligations of the Company owing to such Lender have been paid in full to such replaced Lender (other than in respect of contingent indemnification claims as to which no claim has been asserted), then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.

8.7    Conclusiveness of Statements. Any Lender requesting compensation under Section 8.1 shall be required to deliver a certificate to the Company that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

SECTION 9      REPRESENTATIONS AND WARRANTIES.

To induce the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Company represents and warrants to the Lenders that:

9.1    Organization. (a) Each of the Company and its Subsidiaries is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the Laws of its jurisdiction of organization; and (b) each of the Company and its Subsidiaries is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2    Authorization; No Conflict. (a) The execution, delivery and performance by the Company of each Loan Document has been duly authorized by all necessary action on the part of the Company and each such Loan Document has been duly executed and delivered by the Company and (b) the execution, delivery and performance by the Company of each Loan Document, and the borrowings by the Company hereunder, do not (i) require any consent or approval of, filing with or notice to, any Governmental Authority or any other Person (other than any consent or approval which has been obtained or filing or notice which has been made, and, in each case, which is in full force and effect), (ii) conflict with (A) any provision of Law, (B) the charter, by-laws or other organizational documents of the Company or any Subsidiary or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company, any Subsidiary or any of their respective properties, except with respect to clauses (A) or (C) to the extent such conflict would not have a Material Adverse Effect or (iii) require, or result in, the creation or imposition of any Lien on any asset of the Company.

9.3    Validity and Binding Nature. Each Loan Document is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4    Financial Condition. The consolidated balance sheet and consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows (i) as of and for the Fiscal Year ended December 31, 2022, audited by and accompanied by an opinion of Deloitte & Touche LLP and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended March 31, 2023 (and comparable periods for the prior Fiscal Year) present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis as of such dates and for such periods in all material respects accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

9.5    No Material Adverse Change. Since June 30, 2023, there has been no event or condition that has had either individually or in the aggregate, a Material Adverse Effect.

9.6    Litigation and Guarantee Obligations. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect. As of the Effective Date, none of the Company or any Subsidiary has any Guarantee Obligations that are not in the ordinary course of business and that are either disclosed in the Company’s filings or furnished documents with the Securities and Exchange Commission or not permitted by Section 11.1.

9.7    Ownership of Properties; Liens. Each of the Company and its Subsidiaries owns good and, in the case of real property, record title to all of the properties and assets, real and personal, tangible and intangible, of any nature whatsoever which are material to its business which it purports to own or which are reflected in its financial statements (except for personal property sold in the ordinary course of business after the date of such financial statements), free and clear of all Liens, charges and claims except as permitted by Section 11.2, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

9.8    Equity Ownership. As of the Amendment No. 2 Effective Date, except for the Warrants, equity award under the Company’s 2021 omnibus incentive plan, as amended, and as otherwise disclosed in the company’s filings or furnished documents with the Securities and Exchange Commission, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of the Company.

9.9    Pension Plans.

(a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of Law and regulations. No failure to make contributions under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or the Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10    Investment Company Act. None of the Company or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11    Regulation U, T, and X. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of any Loans will be used for any purpose which violates the provisions of Regulation U, Regulation T or Regulation X.

9.12    Taxes. Each of the Company and its Subsidiaries has timely filed all Tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such returns and reports, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to file such returns and reports or to pay such Taxes or charges could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. None of the Company or any Subsidiary has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “listed transaction” within the meaning of Section

6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.13    Solvency, etc. On the Effective Date, immediately after giving effect to the borrowing if any made on the Effective Date and the use of the proceeds thereof, the Company and its Subsidiaries on a consolidated basis, are Solvent.

9.14    Environmental Matters. Each of the Company and its Subsidiaries complies is in compliance with all Environmental Laws, except such non‑compliance which could not (if enforced in accordance with applicable Law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Company and its Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law for their respective operations, and for their reasonably anticipated future operations, and each of the Company and its Subsidiaries is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to the Company or any Subsidiary, or, either individually or in the aggregate, in a Material Adverse Effect. None of the Company or its Subsidiaries and none of their respective properties or operations is subject to any written order from or agreement with any Governmental Authority, and none of the Company or any Subsidiary and none of their respective properties or operations is subject to any pending, or to the Company’s knowledge threatened litigation, arbitration, investigation or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except with respect to orders, agreements, litigation, arbitration, investigations or other proceedings that could not reasonably be expected to result in material liability to the Company or any Subsidiary, or, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other environmental conditions or circumstances existing with respect to any property currently owned, leased or operated by the Company or any Subsidiary or, to the Company’s knowledge, any other location (including any site at which the Company has disposed or arranged for the disposal of Hazardous Substances) or relating to any release or threatened release of any Hazardous Substance, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

9.15    Insurance. Each of the Company, its Subsidiaries and their respective properties are insured with financially sound and reputable insurance companies, in at least such amounts (after giving effect to self-insurance) which the Company (in the good faith judgment of the management of the Company) believes is reasonable and prudent in light of the size and nature of its business).

9.16    [Reserved].
9.17    Information. As of the Effective Date, all information heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Lender pursuant hereto or in connection herewith (in each case, other than projections, other forward-looking information and information of a general economic or general industry nature) when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time prior to the Effective Date). All financial projections concerning the Company and its Subsidiaries heretofore or contemporaneously herewith furnished in writing by the Company or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby are, and all such financial projections hereafter furnished by or on behalf of the Company or any Lender pursuant hereto or in connection herewith will be, prepared in good faith based upon assumptions believed by the Company to be reasonable at the time furnished (it being recognized by the Lenders that (w) financial projections are as to future events and are not to be viewed as facts, (x) financial projections are subject to significant uncertainties and contingencies, many of which are beyond the Company or any Subsidiaries’ control, (y) no assurance can be given that any particular financial projections will be realized and (z) actual results during the period or periods covered by any such financial projections may differ significantly from the projected results and such differences may be material).

9.19    Intellectual Property. Each of the Company and its Subsidiaries owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, license and other intellectual property rights as are necessary for the conduct of the businesses of the Company and its Subsidiaries, and does not infringe upon any rights of any other Person which could reasonably be expected to have a Material Adverse Effect.

9.19    Labor Matters. Except as set forth in the Company’s filings or documents furnished with the Securities and Exchange Commission, none of the Company or any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or, to the Company’s knowledge, threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters except any violation which could not reasonably be expected to have a Material Adverse Effect.

9.20    No Default. No Event of Default or Unmatured Event of Default has occurred or is continuing.

9.21    Material Licenses. All Material Licenses have been obtained or exist for each of the Company and its Subsidiaries.

9.22    Compliance with Material Laws. To the Company’s knowledge, each of the Company and its Subsidiaries is in compliance with all Material Laws except to the extent that any relevant violation would not reasonably be expected to have a Material Adverse Effect.

9.23    [Reserved]

9.24    [Reserved]

9.25    PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws.

(a) PATRIOT Act. To the extent applicable, each of the Company and its Subsidiaries is in compliance in all material respects with the Patriot Act.

(b) Other Laws. The Company and its Subsidiaries are in compliance, in all material respects, with Anti-Corruption Laws, including, for the avoidance of doubt, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the UK Bribery Act of 2010.

(c) Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and their respective directors and officers, and to the knowledge of the Company, their respective employees with the FCPA and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with the FCPA and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Subsidiary being designated as a Sanctioned Person. None of the Company or its Subsidiaries or, to the knowledge of Company or such Subsidiary, any of their respective directors, officers, employees is a Sanctioned Person.

(d) Use of Proceeds. No part of the proceeds of the Loans will be used by the Company or its Subsidiaries, directly or, to the knowledge of the Company, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, (ii) in violation of Sanctions or (iii) in violation of the FCPA or other applicable anti-terrorism Laws and anti-money laundering Laws, including, for the avoidance of doubt, the Patriot Act.

SECTION 10      AFFIRMATIVE COVENANTS.

From and after the Effective Date and until the Maturity Date and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due), the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1    Reports, Certificates and Other Information. Furnish to each Lender:

10.1.1 Annual Financial Statements. Within ninety days after the end of each Fiscal Year (or, such later date as may be permitted by the SEC for the filing of the Annual Report on Form 10-K by the Company with the SEC) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, by independent auditors of recognized standing selected by the Company; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.1 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.investors.brighthealthgroup.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Lenders without charge.

10.1.2 Quarterly Financial Statements. Promptly when available and in any event within forty-five days after the end of each Fiscal Quarter (or such later date as may be permitted by the SEC for the filing of the Form 10-Q by the Company with the SEC) (other than the fourth Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of income and consolidated statements of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.2 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.investors.brighthealthgroup.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Lenders without charge.

10.1.3 Compliance Certificates. No later than 5 Business Days after the date that each annual audit report is required to be furnished pursuant to Section 10.1.1 and each set of quarterly statements is required to be furnished pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit F, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Officer of the Company, containing (i) in respect of Section 10.1.2, a certification of such Responsible Officer that the financial statements accompanying such compliance certificate have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as otherwise expressly indicated therein, including the notes thereto) and (ii) to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default as of the last day of the Fiscal Quarter or the Fiscal Year has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to public security holders generally;

provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.4 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.investors.brighthealthgroup.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as such website is accessible by the Lenders without charge.

10.1.5 Notice of Default and Litigation Matters. Promptly after a Responsible Officer of the Company obtains actual knowledge of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

(a) the occurrence of an Event of Default or an Unmatured Event of Default;

(b) any litigation, arbitration, investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which could reasonably be expected to result in a Material Adverse Effect;

(c) the receipt of any written notice from any Governmental Authority (i) of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any Material License now or hereafter held by the Company or any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect or (ii) of the institution of any disciplinary proceedings against or in respect of the Company or any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for a for-cause audit by the U.S. Department of Health and Human Services which could reasonably be expected to have a Material Adverse Effect;

(d) any violation by any Insurance Subsidiary of the minimum statutory net worth requirements imposed by any Governmental Authority to which such Insurance Subsidiary is subject which could reasonably be expected to result in a Material Adverse Effect; and

(e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the effectiveness of any federal statute) which could reasonably be expected to result in a Material Adverse Effect.

10.1.6 Budgets. Within 90 days after the end of each Fiscal Year, commencing with a budget for the Fiscal Year ending December 31, 2024, a budget for such Fiscal Year for the Company and its Subsidiaries as customarily prepared by management of the Company for its internal use (including, in any event, a projected consolidated statement of operations and a statement of projected cash flow of the

Company and its Subsidiaries for the current Fiscal Year but not a projected consolidated balance sheet).

10.1.7 [Reserved].

10.1.8 Other Information. With reasonable promptness, but subject to the limitations set forth in the last sentence of Section 10.2 and Section 15.8, such other information (financial or otherwise) as any Lender may reasonably request in writing from time to time.

10.2    Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or any representative thereof, after reasonable notice and at reasonable times during normal business hours, to inspect the properties and operations of the Company and its Subsidiaries; and permit, and cause each Subsidiary to permit, at any reasonable times during normal business hours and with reasonable notice, any Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or any representative thereof) (provided that the Company (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), and to examine (and, at the expense of the Company and its Subsidiaries, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, any Lender and its representatives to inspect, at any reasonable times during normal business hours and with reasonable notice the tangible assets of the Company and its Subsidiaries, to perform appraisals, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Company and its Subsidiaries; provided that (x) except during the continuance of an Event of Default, any Lender shall not exercise such rights more often than one time during any calendar year and (y) only the Required Lenders on behalf of the Lenders may exercise the rights of the the Lenders under this Section 10.2. All such inspections or audits by the Lenders shall be at the Company’s expense; provided that so long as no Event of Default exists, the Company shall not be required to reimburse the Lenders for inspections or audits more frequently than once each Fiscal Year. Notwithstanding anything to the contrary in this Section 10.2, none of the Company or its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

10.3    Maintenance of Property; Insurance.

(a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, except as expressly permitted by this Agreement or where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance coverage as may be required by any Law or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.

10.4    Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply with all applicable Laws (including Environmental Laws) except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act and anti-money laundering Laws in all material respects, (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions and (d) pay, and cause each Subsidiary to pay, prior to delinquency, all Taxes and other governmental charges against it, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such Tax or charge (i) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) where the failure to pay such Tax or charge could not reasonably be expected to have a Material Adverse Effect.

10.5    Maintenance of Existence; Material Licenses. Maintain and preserve, and (subject to Section 11.4) cause each Subsidiary to maintain and preserve, (a) to the extent such concept is applicable in the relevant jurisdiction, (i) its existence except, other than with respect to the preservation of the existence of the Company, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (ii) good standing in the jurisdiction of its organization, and its qualification to do business and good standing in each jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification (other than such jurisdictions in which the failure to be qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and (b) all Material Licenses of each of the Company and its Subsidiaries.

10.6    Use of Proceeds. Use the proceeds of the Loans to (a) finance ongoing working capital requirements and for other general corporate purposes of the Company and its Subsidiaries and (b) pay the Transaction Costs; and not use or permit any proceeds of any Loan to be used (i) for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock or (ii)(A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

10.7    Employee Benefit Plans.

(a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of Law and regulations, unless the actions or events individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Pension Plan or Multiemployer Pension Plan unless the actions or events individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(c) Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

10.8    Environmental Matters. If any release or threatened release of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary for which the Company could be held liable pursuant to applicable Environmental Law, the Company shall, or shall cause the applicable Subsidiary or shall make commercially reasonable efforts to cause the other responsible party to, undertake the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary or shall make commercially reasonable efforts to cause the other responsible party to, comply with any all requirements of any Governmental Authority relating to the performance of activities in response to the release or threatened release of a Hazardous Substance except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

SECTION 11      NEGATIVE COVENANTS.

From and after the Effective Date and until the Maturity Date and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due), the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

11.1    Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) (i) Debt (which may be senior secured) (including the Hercules Debt) in an aggregate principal amount outstanding not to exceed $~~350,000,000~~150,000,000, subject to the MFN Provision and the Upside Cap, and (ii) Debt of the Company and/or any Subsidiary, in the case of this clause (ii) existing, or pursuant to commitments existing, on the Effective Date;

(c) [reserved].

(d) Hedging Obligations incurred so long as of the time of incurrence they were entered into for bona fide hedging purposes and not for speculation and Debt incurred in the ordinary course of business in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(e) Debt (including with respect to Financing Lease Obligations and purchase money Debt) of the Company and/or any Subsidiary Incurred to finance the acquisition, construction, lease, expansion, development, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset (whether through the direct purchase of property, equipment or other assets or any Person owning such property, equipment or other assets); provided that, at the time of incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Debt then outstanding pursuant to this clause (e) (when aggregated with the aggregate principal amount of Refinancing Debt Incurred pursuant to Section 11.1(n) in respect of such Debt then outstanding) shall not, except as contemplated by Section 11.1(n), exceed an amount equal to the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Total Assets at the time of incurrence;

(f) Guarantee Obligations arising with respect to customary indemnification obligations in favor of sellers, adjustment of purchase price or similar obligations or from guaranties or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of the Company or any Subsidiary pursuant to such agreements, in each case in connection with Acquisitions permitted under Section 11.4 and purchasers in connection with dispositions permitted under Section 11.4;

(g) Guarantee Obligations arising with respect to guaranties (which may include payment obligations) provided by the Company or any Subsidiary on behalf of the Company or any Subsidiary in the ordinary course of business;

(h) (i) Debt of the Company to any Subsidiary and (ii) Debt of any Subsidiary to the Company or any other Subsidiary;

(i) Debt of the Company or any Subsidiary (excluding Guarantee Obligations) in an aggregate amount at any one time outstanding not to exceed $75,000,000; provided that, (i) the aggregate outstanding principal amount of any such Debt incurred pursuant to this Section 11.1(i) that is pari passu with the Loans shall not exceed $37,500,000 and (ii) each of the MFN Provision and the Upside Cap shall apply to any such pari passu Indebtedness incurred pursuant to this Section 11.1(i);

(j) assumed Debt of any Person that becomes a Subsidiary after the Effective Date; provided that (i) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation or in connection with such Person becoming a Subsidiary, (ii) neither the Company nor any Subsidiary that was not an obligor with respect to such Debt prior to such Person becoming a Subsidiary shall become an obligor for such Debt; and (iii) such Debt shall not be secured by a Lien on any property of the Company or any Subsidiary that did not secure such Debt prior to such Person becoming a Subsidiary (except for proceeds and the products thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender); provided, further, that, the aggregate principal amount of Debt that is incurred in reliance of this clause (j) shall not exceed the greater of (x) $50,000,000 and (y) 3.0% of Consolidated Total Assets at any time outstanding;

(k) Debt of the Company or any Subsidiary (i) incurred to secure or support tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, risk sharing agreements, surety, stay, customs, appeal, performance or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(l) Debt of the Company or any Subsidiary (other than any letter of credit, but including obligations in respect of bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Debt) incurred by the Company or such Subsidiary, as applicable, in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(m) Debt representing the deferred purchase price of property (including intellectual property) or services, including earn-out obligations, purchase price adjustments, escrow arrangements or other arrangements representing deferred payments incurred in connection with any Acquisition permitted or consented to hereunder;

(n) the Incurrence or issuance by the Company or any Subsidiary of Debt which serves to extend, replace, refund, renew, defease or refinance any Debt incurred as permitted under clauses (b), (e), (i), and (j) of this Section 11.1 or any Debt issued to so extend, replace, refund, renew, defease or refinance such Debt (“Refinancing

Debt”); provided, however, that, (i) other than in the case of Debt Incurred under clause (e), the final maturity date of such Refinancing Debt shall be no earlier than the earlier of the maturity date of the Debt being refinanced and ninety days after the Maturity Date then in effect, (ii) the weighted average life to maturity of such Refinancing Debt shall not be shorter than the weighted average life to maturity of the Debt being extended, replaced, refunded, renewed, defeased or refinanced, (iii) to the extent such Refinancing Debt extends, replaces, refunds, renews, defeases or refinances Debt subordinated to the Obligations, such Refinancing Debt is subordinated to the Obligations at least to the same extent (as determined in good faith by the board of directors of the Company) as the Debt being extended, replaced, refunded, renewed, defeased or refinanced, (iv) such Refinancing Debt shall be in an amount not greater than the amount of the Debt being extended, replaced, refunded, renewed, defeased or refinanced plus an additional amount incurred to pay reasonable premiums (including tender premiums) outstanding and unpaid interest and reasonable fees and expenses incurred in connection therewith and (v) the MFN Provision and Upside Cap shall apply to each such incurrence of Refinancing Debt that constitutes Funded Debt; provided, further, however, that to the extent that any Debt incurred under clauses (e), (i) or (j) is refinanced pursuant to this clause (n), including any additional amounts described in clause (iv) above, then the aggregate outstanding principal amount of such Refinancing Debt shall be deemed to utilize the related basket under the applicable clause on a dollar-for-dollar basis (it being understood that an Unmatured Event of Default or Event of Default shall be deemed not to have occurred solely to the extent that the incurrence of such Refinancing Debt would cause the permitted amount under such clause to be exceeded and such excess shall be permitted hereunder);

(o) [reserved];

(p) letters of credit in an aggregate amount outstanding not to exceed $25,000,000 issued for the account of Centrum Medical Holdings LLC or any of its subsidiaries or Premier Medical Associates of Florida, LLC or any of its subsidiaries supporting risk-sharing obligations to commercial or governmental partners or counterparties of the consumer care business; and

(q) Subordinated Debt in an aggregate principal amount of Loans outstanding not to exceed $10,000,000 plus the amount of any interest and fees payable in kind and added to the principal amount of such Debt or any Loan (including any PIK Interest and PIK Fees); provided that (i) Sections 2.1.2(f) and 2.1.2(g) shall apply to such Debt as if such Debt were Incremental Loans, (ii) the terms of any such Debt, including the subordination terms (other than the All-In Yield, including the interest rate and any fees, applicable thereto) shall be substantially the same as those of the Loans and (iii) the Upside Cap shall apply to such Subordinated Debt.

11.2    Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for Taxes, payments in lieu of Taxes, assessments, special assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue by more than thirty days or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c) (i) Liens securing any Debt permitted under Section 11.1(b)(i) and (ii) Liens existing on the Effective Date or pursuant to agreements in existence on the Effective Date and any replacement, extension or renewal thereof upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon));

(d) (i) Liens that constitute purchase money security interests on any property (including mortgage liens on real property) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property within ninety days of the acquisition thereof and attaches solely to the property so acquired and any improvements thereon or proceeds from the disposition thereof and customary security deposits, related contract rights and payment intangibles and other assets related thereto, and the replacement, extension or renewal of any Lien permitted by this clause (i) upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon)); and (ii) subject to the limitations set forth in Section 11.1(e), Liens arising in connection with Financing Lease Obligations (and attaching only to the property subject to such Financing Lease Obligations and any improvements thereon or proceeds from the disposition thereof);

(e) attachments, appeal bonds, judgments and other similar Liens; provided the execution or other enforcement of such Liens incurred pursuant to this clause (e) are effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) zoning, entitlements and other land uses and environmental restrictions or regulations imposed by a Governmental Authority, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary, taken as a whole;

(g) [reserved];

(h) Liens securing any Debt permitted by Section 11.1(d) or 11.1(k);

(i) Liens securing Debt permitted pursuant to Section 11.1(j) on the relevant acquired assets or on the Equity Interests and assets of the relevant newly acquired Subsidiary or Liens otherwise existing on property at the time of its acquisition or existing on the property or Equity Interests or other assets of any Person at the time such Person becomes a Subsidiary; provided that no such Lien (A) extends to or covers any other assets (other than (w) the proceeds or products thereof, accessions or additions thereto and improvements thereon, (x) with respect to such Person, any replacements of such property or assets and additions and accessions thereto, or proceeds and products thereof, (y) after-acquired property to the extent such Debt requires or includes, pursuant to its terms at the time assumed, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and (z) in the case of multiple financings of equipment provided by any lender or its affiliates, other equipment financed by such lender or its affiliates, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) or (B) was created in contemplation of the applicable acquisition of the Person, assets or Equity Interests;

(j) Liens in connection with the sale or transfer of any assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(k) Liens securing, in the case of any joint venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(l) any interest or title of a lessor or lessee under any lease or sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(m) any interest or title of a licensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (A) existing on the Effective Date or (B) in the ordinary course of its business;

(n) any interest or title of a licensor or lessor under any licenses, sublicenses, leases or subleases granted to other Persons permitted hereunder;

(o) Liens evidenced by the filing of precautionary UCC financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business;

(p) Liens on earnest money deposits of cash or Permitted Investments, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition permitted by Section 11.4 or other Investment permitted pursuant to Section 11.9;

(q) Liens arising from the assignment of monies due and to become due under contracts between the Company or any Subsidiary and the United States of America, any state, commonwealth, territory or possession thereof or any Governmental Authority of any thereof; or Liens in favor of the United States of America, any state, commonwealth, territory or possession thereof or any Governmental Authority of any thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute, or pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(r) any deposit or pledge as security for the performance of any statutory obligations, bid, tender, contract, lease, government contract, performance bond or undertaking not made directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any Subsidiary to conduct business or to maintain self-insurance, or to obtain any stay or discharge in any legal or administrative proceedings;

(s) other Liens securing obligations in an aggregate principal amount not to exceed an amount equal to the greater of (x) $25,000,000 and (y) 1.50% of Consolidated Total Assets at the time of incurrence minus (B) the aggregate amount of outstanding Liens incurred pursuant to Section 11.2 (d) above;

(t) Liens in support of obligations to Insurance Subsidiaries; and

(u) Liens on assets of Centrum Medical Holdings LLC or any of its subsidiaries or Premier Medical Associates of Florida, LLC or any of its subsidiaries securing Debt permitted by Section 11.1(p).

11.3    Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any holders of its Equity Interests (except for dividends or distributions from a Subsidiary to a Wholly-Owned Subsidiary or to the Company and dividends or distributions from a Subsidiary ratably to any non-Wholly-Owned Subsidiary), (b) purchase or redeem any of its Equity Interests, (c) pay any management fees or similar fees to any of its equityholders, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt more than one year prior to the scheduled maturity date thereof, unless such redemption, prepayment, defeasance, repurchase or other payment is made on a pro rata basis with the Obligations, or (e) set aside funds for any of the foregoing (items (a) through (e) above, collectively, “Restricted Payments”). Notwithstanding the foregoing, (i) the Company may make a distribution to holders of its Equity Interests in the form of stock or other Equity Interests of the Company and may issue or grant Equity Kickers not otherwise prohibited under this Agreement, (ii) the Company may pay cash dividends in lieu of fractional shares in association with a stock dividend or exercise of warrants, options or other securities exchangeable into Equity Interests of the Company, (iii) so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, the Company may make any Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $5,000,000, (iv) the Company may make other Restricted Payments to repurchase Equity Interests of the Company upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, so long as substantially concurrently with such Restricted Payment, the Company applies the proceeds of such Restricted Payment to repurchase such Equity Interests, (v) so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, the Company may make any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, which, if not used in such Fiscal Year, may be carried forward to succeeding Fiscal Years, (vi) the Company may make payments of regularly scheduled interest as and when due in respect of any Subordinated Debt, (vii) the Company may (or may make Restricted Payments to allow any Parent Entity to) (x) pay cash in lieu of the issuance of fractional shares in connection with any Restricted Payment (including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests), share split, reverse share split or combination thereof or any Acquisition or other Investment and (y) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Debt in accordance with its terms, (viii) the Company may make any Restricted Payment to the extent the Company is filing an income tax return as a member of a consolidated, combined, unitary or aggregate group with a Parent Entity, the proceeds of which shall be used to pay (or to make Restricted Payments to allow any Parent Entity of the Company to pay) any tax liability in respect of income attributable to the Company and its Subsidiaries, but not in excess of the tax liability that the Company would incur if it filed tax returns as the parent of a consolidated, combined, unitary or aggregate group for itself and its Subsidiaries (and net of any payment already made and to be made by the Company or its Subsidiaries to a taxing authority to satisfy such tax liability) and (ix) the Company may make any Restricted Payment the proceeds of which shall be used to pay (or to make Restricted Payments to allow any Parent Entity of the Company to pay) franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain its (or any of its Parent Entities’) corporate or other legal existence.

11.4    Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to,

(a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Equity Interests of any class of, or any partnership or joint venture interest in, any other Person, except for Investments otherwise permitted by Section 11.9,

(b) sell, transfer, convey or lease all or substantially all of its assets (including the sale of all or substantially all of the Equity Interests of any Subsidiary) except (i) for sales of inventory and obsolete equipment in the ordinary course of business or (ii) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing or

(c) sell or assign with or without recourse any receivables;

except that the restrictions set forth in clauses (a)-(c) above shall not apply to

    (i) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary into the Company (provided that the Company shall be the continuing or surviving entity) or any other Subsidiary;

(ii) any such purchase or other acquisition by the Company or any Subsidiary of the assets or Equity Interests of any Subsidiary;

(iii) any Subsidiary may liquidate, dissolve or wind-up if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(iv) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables),

(v) Investments made in accordance with Section 11.9,

(vi) Liens incurred in compliance with Section 11.2,

(vii) any Acquisition (a) existing on, or contractually committed to or contemplated as of, the Effective Date and (b) any modification, replacement, renewal or extension of any Investment described in clause (a) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise permitted by this Section 11.4,

(viii) any Acquisition by the Company, any Subsidiary or any Insurance Subsidiary where:

(A) the Acquisition is of a Person in a line of business which is similar or complementary to the lines of business of the Company and its Subsidiaries as of the Effective Date;

(B) immediately after giving effect to such Acquisition, no Event of Default shall exist or would result of such Acquisition; and

(C) in the case of the Acquisition of any Person, to the extent that an Acquisition which is structured as a merger involving the Company, the Company is the surviving Person, and

(ix) any sale, transfer or disposition of the Equity Interests or assets of Central Health Plan of California, Inc. and Universal Care, Inc. (d/b/a Brand New Day).

All sales, transfers or dispositions made by the Company or any Subsidiary pursuant to this Section 11.4 (other than those permitted by clause (ii) or (iii)) shall be made for fair value and for at least 75% cash consideration, and

11.5    Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries to be amended or modified in any way unless in all cases, such amendment or modification is not reasonably likely to have a Material Adverse Effect.

11.6    Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates involving aggregate payments, for any such transaction or series of related transactions, in excess of $5,000,000; provided, however, that (a) the Company and its Subsidiaries may engage in such transactions pursuant to the reasonable requirements of its business on terms and conditions which are not materially less favorable to such Affiliates than are obtainable in an arm’s length transaction involving a Person which is not one of its Affiliates, (b) the Company and its Subsidiaries may declare or make Restricted Payments permitted by Section 11.3 and may incur or establish Debt permitted by Section 11.1, (c) the Company and its Subsidiaries may enter into transactions between or among the Company and the Subsidiaries, (d) to the extent that any physician owned practices with which the Company or its Subsidiary has a management agreement are deemed to be an Affiliate of the Company, the Company and its Subsidiaries may enter into transactions with such entities, (e) the Company and its Subsidiaries may make payments of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and provide compensation, employee benefit arrangements and indemnities for the benefit of, directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (f) the Company and its Subsidiaries may adopt, enter into, maintain and perform their obligations under customary employment, compensation, severance or indemnification plans and arrangements for current or former directors, officers, employees and consultants of the Company and its Subsidiaries entered into in the ordinary course of business and (g) the Company may grant stock options or similar rights to directors, officers, employees and consultants if approved by the Company.

11.7    Inconsistent Agreements. Not, and not permit any Subsidiary that is an obligor in respect of any Senior Debt to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company of any of its Obligations hereunder or under any other Loan Document, (b) [reserved] or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Subsidiarythat is an obligor in respect of any Senior Debt or (iii) transfer any of its assets or properties to any Subsidiary, other than: (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by the Hercules Credit Agreement, the definitive documentation relating to any other Senior Debt or any Senior Funded Debt and any agreement relating to purchase money Debt, Financing Lease Obligations and other secured Debt permitted by this Agreement, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) restrictions and conditions imposed by Law, (E) restrictions and conditions binding on any person in existence at the time such person first became a Subsidiary, so long as such restrictions or conditions were not entered into in contemplation of such person becoming a Subsidiary, (F) solely in the case of clauses (b) and (c)(iii), restrictions and conditions imposed by any other Debt Incurred in reliance on Sections 11.1(c), (G) [reserved], (H) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (other than in respect of any Wholly-Owned Subsidiary) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (I) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (J) restrictions and conditions imposed by this Agreement or any other Loan Document, (K) [reserved] and (L) restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (A) through (K) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Company, not materially more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

11.8    Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than (a) reasonably similar to the businesses engaged in on the Effective Date, (b) the health insurance and health care business and (c) similar, incidental, complementary, ancillary, supportive, synergetic or reasonably related businesses or reasonable extensions of the businesses (and non-core incidental businesses acquired in connection with any Acquisition or Investment or other immaterial businesses) conducted or proposed to be conducted by the Company and its Subsidiaries on the Effective Date.

11.9    Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

(a) Investments by (i) the Company in any Subsidiary or any Insurance Subsidiary and (ii) any Subsidiary in the Company, any other Subsidiary of any Insurance Subsidiary;

(b) Investments in Permitted Investments;

(c) Investments to consummate Acquisitions permitted by Section 11.4;

(d) any additional Investments, as valued at the fair market value of such Investment at the time each such Investment is made; provided that the amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made pursuant to this Section 11.9(d) measured at the time such Investment is made, to exceed, after giving pro forma effect to such Investment, the greater of (x) $50,000,000 and (y) 3.00% of Consolidated Total Assets for the Computation Period most recently ended on or prior the date such Investment;

(e) Guarantee Obligations constituting Debt permitted by Section 11.1;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Investments made as a result of the receipt of non-cash consideration from a disposition of any asset permitted hereunder;

(h) Investments in the form of Hedging Obligations permitted by Section 11.1;

(i) payroll, travel and similar advances to directors, officers and employees of the Company or its Subsidiaries that are made in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $5,000,000;

(j) Investments to the extent the consideration paid therefor consists of Equity Interests of the Company (other than Disqualified Equity Interests); and

(k) Investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Effective Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(l) Investments consisting of Guarantee Obligations of the Company or any Subsidiary in respect of Non-Financing Lease Obligations of the Company or any subsidiary (other than obligations with respect to Financing Lease Obligations) or of other obligations not constituting Debt, in each case entered into in the ordinary course of business;

(m) Investments (i) existing on, or contractually committed to or contemplated as of, the Effective Date and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, replacement, renewal or extension increases the amount of such Investment except by the terms thereof in effect on the Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or as otherwise permitted by this Section 11.9; and

(n) Investments consisting of Restricted Payments permitted by Section 11.3.

11.10    Anti-Layering

Notwithstanding anything herein or in any other Loan Document to the contrary, the Company shall not incur Funded Debt which is junior to any other Funded Debt incurred pursuant to Section 11.1(b)(i) (the foregoing, “Senior Funded Debt”) in any respect (including in payment priority, secured by a Lien on assets that is junior in priority to any Lien on such assets securing such Senior Funded Debt, or by nature of being unsecured) and senior to the Loans in any respect (including in payment priority, as a result of being guaranteed by any Subsidiaries of the Company, by being secured by a Lien on any assets of the Company or any of its Subsidiaries or by being unsecured Debt that is not subordinated to the outstanding Senior Funded Debt), other than any Senior Debt and any Debt incurred pursuant to Sections 11.1(b), (d), (e), (f), (g), (h), (k) or (l).

11.11    Fiscal Year. Not change its Fiscal Year.

SECTION 12      CONDITIONS OF LENDING, ETC.

12.1    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 15.1):

(a) the Required Lenders shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Required Lenders (which may include facsimile transmission or other electronic imaging of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) the Required Lenders shall have received a customary written opinion (addressed to the Lenders) of Simpson, Thacher & Bartlett LLP, special New York counsel for the Company and its Subsidiaries, (A) dated as of the Effective Date and (B) in form and substance reasonably satisfactory to the Required Lenders. The Company hereby requests such counsel to deliver such opinions.

(c) the Required Lenders shall have received such documents and certificates as the Required Lenders or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Required Lenders and its counsel.

(d) the Required Lenders shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 12.2.1.

(e) [reserved~~)~~].

(f) the Required Lenders shall have received the executed amendment to the Waiver, in form and substance reasonably satisfactory to the Required Lenders.

(g) the Required Lenders shall have received a certificate from a Responsible Officer of the Company, certifying as to the Solvency of the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions as of the Effective Date.

(h) (i) Each Lender shall have received at least three Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been requested at least five Business Days prior to the Effective Date, and (ii) to the extent that the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least five Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(i) NEA 18 Venture Growth Equity, L.P. shall have received an executed copy of that certain Warrantholders’ Agreement, dated as of the date hereof, by and among the Company and the other parties thereto (the “2023 Warrantholders’ Agreement”).

The Required Lenders shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

12.2    Conditions. The obligation of each Lender to make each Loan after the Effective Date is subject to the following further conditions precedent that:

12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing, the following statements shall be true and correct:

(a) the representations and warranties of the Company set forth in this Agreement (other than Section 9.5) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects; and

(b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.2.2 Borrowing Notice. The Company shall have delivered to the Required Lenders the notice required by Section 2.2.1.

12.2.3 Warrants.

(a)    Solely with respect to Borrowings occurring after the date that is 30 days after the Effective Date, the Company shall have concurrently complied with all of its obligations under the 2023 Warrantholders’ Agreement to issue 2023 Warrants (the “2023 Warrants”) to the Lenders (or other persons party to the 2023 Warrantholders’ Agreement) in connection with the making of such Loans.

(b)    The Company shall have concurrently complied with all of its obligations under the 2024 Warrantholders’ Agreement to issue 2024 Warrants (the “2024 Warrants” and, together with the 2023 Warrants, the “Warrants”) to the Lenders (or other persons party to the 2024 Warrantholders’ Agreement) in connection with the making of such Loans.

12.2.4 Expenses. Solely with respect to the first Borrowing to occur after the Effective Date, the Required Lenders shall have received, or substantially simultaneously with the funding of such Borrowing will receive, all fees and other amounts due and payable on or prior to the Effective Date, including to the extent invoiced on or prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) to the extent required to be reimbursed or paid by the Company hereunder, which in the case of legal fees shall be limited to the reasonable and documented fees, charges and disbursements of one firm or counsel in connection to the entry of this Agreement in an aggregate amount not to exceed $100,000.

SECTION 13      EVENTS OF DEFAULT AND THEIR EFFECT.

13.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any other amount payable by the Company hereunder or under any other Loan Document.

(b) Default under Other Debt. (i) Failure by the Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Debt (other than Debt referred to in clause (a) above) with an aggregate outstanding principal amount exceeding $50,000,000, in each case beyond the grace period, if any, provided therefor; or (ii) failure by the Company or any of its Subsidiaries to comply with any other term of one or more items of Debt (other than, for the avoidance of doubt, (x) with respect to Debt consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedging Agreement and (y) secured Debt that becomes due solely as a result of the sale, transfer or other sale of the property or assets securing such Debt if the sale, transfer or other sale is not prohibited hereunder) with an aggregate outstanding principal amount exceeding $50,000,000, in each case beyond the grace period, if any, provided therefor, if the effect of such failure is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that, with respect to the occurrence of any such failure, default or event or other condition under the Hercules Credit Documents or the definitive documentation in respect of any other Senior Funded Debt, such failure, default or event or other condition shall only constitute a Default or an Event of Default under this Agreement if (x) such failure or default described in clause (i) is the result of a failure or default in payment of principal on the final maturity date or (y) such failure, default or event or other condition has resulted in the principal amount of the Hercules Credit Documents or such other Senior Funded Debt having been declared due and payable prior to the stated maturity thereof in accordance with the terms of the Hercules Credit Documents or the definitive documentation in respect of such other Senior Funded Debt.

(c) Bankruptcy, Insolvency, etc. The Company or any of its Significant Subsidiaries applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any of its Significant Subsidiaries or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of its Significant Subsidiaries or for a substantial part of the property of any thereof and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any of its Significant Subsidiaries, and if such case or proceeding is not commenced by the Company or any of its Significant Subsidiaries, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 90 days undismissed; or the Company or any of its Significant Subsidiaries takes any action to authorize, or in furtherance of, any of the foregoing.

(d) Non-Compliance with Loan Documents. (i) Failure of the Company to perform or comply with any term or condition contained in Section

10.1.5(a), Section 10.5(a) (solely with respect to the Company and solely with respect to its existence) or Section 11 or (ii) the Company shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other section of this Section 13, and such default shall not have been remedied or waived within thirty days after the earlier of (A) receipt by the Company of written notice from the Required Lenders of such default and (B) a Responsible Officer of the Company having obtained knowledge of such default.

(e) Representations; Warranties. Any representation or warranty made by the Company herein or any other Loan Document or any certificate required to be delivered pursuant hereto or thereto is untrue in any material respect when made or deemed made.

(f) Judgments. Any one or more final money judgments or orders is entered against the Company or any of its Subsidiaries or any attachment or other levy is made against the property of the Company or any of its Subsidiaries in an amount greater than $50,000,000 (to the extent not paid or adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage or otherwise indemnified by a creditworthy indemnitor), which judgment remains unpaid, undischarged, unvacated, unbonded or unstayed pending the appeal for a period of 60 days.

(g) Warrants. A breach by the Company of the Company’s obligations under section 5.2 of the 2024 Warrantholders’ Agreement.

(h) Change of Control. A Change of Control shall occur.

13.2    Effect of Event of Default.

If any Event of Default described in Section 13.1(c) shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Required Lenders may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. The Required Lenders shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

SECTION 14      ACKNOWLEDGEMENT OF LENDERS; CERTAIN TAX MATTERS.

14.1    [Reserved].

14.2    [Reserved]

14.3    [Reserved].

14.4    [Reserved].

14.5    [Reserved].

14.6    Acknowledgments of Lenders.

(a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Required Lenders on the Effective Date.

14.7    [Reserved]

14.8    [Reserved]

14.9    [Reserved].

14.10    Certain Tax Matters. For U.S. federal income and applicable state and local tax purposes, (x) the Loans (which shall all be treated as debt for U.S. federal income tax purposes), together with the Warrants, shall be treated as an investment unit, and a portion of the price paid for the investment unit shall, for U.S. federal income tax purposes, be allocated to the purchase of the Warrants and thereby result in a corresponding reduction in the “issue price” of the Loans (it being understood that, such portion of the price allocable to the Warrants with respect to a draw of the Loans shall be determined by the Borrower and the Lenders jointly in good faith in a reasonable manner), (y) the Loans shall be treated as not governed by Treasury Regulation Section 1.1275-4, and (z) the Warrants are intended to be treated as equity of the Company. Except as otherwise required by a “determination” under Section 1313 of the Code or change in applicable law, parties hereto agree to file tax returns consistent with the allocation and treatment set forth in this Section 14.10.

SECTION 15      GENERAL.

15.1    Waiver; Amendments. No delay on the part of any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Except as otherwise set forth in this Agreement or any other Loan Document (including on Annex A), no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company and by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in no case shall an amendment, modification, waiver or consent (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby, (d) change the requisite percentage of Lenders in the definition of Required Lenders or any provision of this Section 15.1, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders; or (e) change Section 7.2 or Section 7.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby.

15.1.1 Extension Offers.

(a) The Company may on one or more occasions after the Effective Date, by written notice to the Required Lenders, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more classes (each class subject to such an Extension Offer, an “Extension Request Class”) to enter into one or more Extension Permitted Amendments pursuant to procedures reasonably acceptable to the Company and to the Required Lenders. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment(s) and (ii) the date on which such Extension Permitted Amendment(s) are requested to become effective (which shall not be less than five Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Required Lenders). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made. The Company shall have the right to withdraw any Extension Offer upon written notice to the Required Lenders in the event that the aggregate amount of Loans and Commitments of the Extending Lenders is less than the aggregate amount specified by the Company in the Extension Offer to be extended.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Required Lenders; provided that no Extension Permitted Amendment shall become effective unless (i) no Unmatured Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of the Company set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) the Company shall have delivered to the Required Lenders such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Required Lenders in connection therewith. The Company shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Required Lenders, to give effect to the provisions of this Section 15.1.1, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “class” of loans and/ commitments hereunder.

15.2    Notices.

15.2.1 Notices Generally. Except as otherwise provided in Sections 2.2.1, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at (i) in the case of the Company, its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose or (ii) in the case of any Lender, its address specified in an administrative questionnaire in the form supplied by the Company. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

15.2.2 Electronic Communications.

(a) Notices and other communications to the Company and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Approved Electronic Platform) pursuant to procedures reasonably acceptable to the Company; provided that the foregoing shall not apply to notices pursuant to Section 2.2.1 or 4.4(c) unless otherwise agreed by the applicable Lender. The Lenders or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. The Company understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

(b) Unless the Company otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

15.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Company notifies Required Lenders that the Company requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) if requested by the Required Lenders, the Company shall provide to the the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of any ratio or requirement made hereunder before and after giving effect to such change in GAAP and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Accounting Standards Codification 825, The Fair Value Option for Financial Assets and Financial Liabilities (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt of the Company or any Subsidiary at “fair value”, as defined therein and (B) without giving effect to any treatment of Debt under Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or Accounting Standards Codification 2015-03, Interest (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof.

15.4    Costs and Expenses.

15.4.1 The Company shall pay (i) all reasonable and documented out of pocket expenses (without duplication) incurred by the Lenders, which in the case of legal fees shall be limited to the reasonable and documented fees, charges and disbursements of one firm or counsel in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by any Lender, which in the case of legal fees shall be limited to the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of a single firm of counsel for the Lenders, taken as a whole and, to the extent necessary, a single firm of local counsel in each appropriate local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the Lenders affected by such conflict notifies the Company of any existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of one other firm of counsel for such affected Person in each appropriate jurisdiction)), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 15.4.1, or in connection with the Loans made hereunder.

15.4.2 Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Company under Section 15.4.1, 15.16 or 15.17 to each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Pro Rata Share in effect on the date on which such payment is sought under this Section 15.4.2 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Share immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 15.4.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

15.4.3 Payments. All amounts due under Section 15.4, 15.6 or 15.7 shall be payable within 30 days from the date such Lender (as the case may be) makes written demand therefor.

15.5    Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 15.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 15.5) and, to the extent expressly contemplated hereby, the Related Parties of the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (A) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 13.1(a) or 13.1(c) in respect of the Company has occurred and is continuing, any other assignee; and

(B) the Required Lenders; provided that no consent of the Required Lenders shall be required for an assignment of any Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Commitment immediately prior to giving effect to such assignment.
(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Company) shall not be less than $5,000,000 unless each of the Company and

Required Lenders otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Company (x) an Assignment and Assumption provided that assignments made pursuant to Section 8.6 shall not require the signature of the assigning Lender to become effective or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Company and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Company); and

(D) the assignee, if it shall not be a Lender, shall deliver to the Company an Administrative Questionnaire in which the assignee designates one or more “credit contacts” to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 15.5(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any Person as to which such Defaulting Lender is, directly or indirectly, a subsidiary, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Company or any of its Affiliates.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 15.5, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this

Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 7.6, 8.1, 8.3, 15.4 and 15.16). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 15.5 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 15.5.

(iv) The Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and, if applicable, an assignee and the assignee’s completed administrative questionnaire or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 15.5 and any written consent to such assignment required by paragraph (b) of this Section 15.5, the Company shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5, 7.1(b) or 15.4.2, the Company shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of, or notice to, the Company, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the third sentence of Section 15.1 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 7.6, 8.1 and 8.3 (subject to the requirements and limitations therein, including the requirements under Section 7.6 (it being understood that the documentation required under Section 7.6 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 8.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 7.6 or 8.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 8.6(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 7.5(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.5 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6    Forum Selection and Consent to Jurisdiction.

(a) Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against the Company or any of its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 15.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.7    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

15.8    Confidentiality. As required by federal law and the Lenders’ policies and practices, the Lenders may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Each Lender agrees to maintain, using efforts such Lender applies to maintain the confidentiality of its own confidential information, as confidential all information provided to them by the Company, except that each Lender may disclose such information (a) to its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Lender or such Affiliate on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Lenders, such Lenders will be responsible for such compliance)); (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.8 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Lender’s counsel, is required by Law; (e) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Company shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter); (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (and to the extent a person’s compliance is within the control of the Lenders, such Lenders will be responsible for such compliance)); (h) on a confidential basis to (x) any rating agency in connection with rating the Company or its Subsidiaries or the facilities provided for in this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities provided for in this Agreement; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 15.8, (y) becomes available to any Lender or any of their respective Affiliates on a non-confidential basis from a source that is not subject to these confidentiality provisions. Notwithstanding the foregoing, the Company consents to the publication by any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Required Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. For purposes of this Section 15.8, “Information” means all information received from the Company relating to the Company or any Subsidiary or their respective businesses, other than (i) any information that is available to any Lender on a nonconfidential basis prior to disclosure by the Company and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.

15.9    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law.

15.10    Nature of Remedies. All Obligations of the Company and rights of the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law. No failure to exercise and no delay in exercising, on the part of the Required Lenders or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.11    Entire Agreement. This Agreement, together with the other Loan Documents and Annex A, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by the Lenders).

15.12    [Reserved]

15.13    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.14    Customer Identification – Certain Notices. Each Lender, hereby notifies the Company that, pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the
Company and other information that will allow such Lender, as applicable, to identify the Company in accordance with the Patriot Act and the Beneficial Ownership Regulation.

15.15    Indemnification by the Company. The Company shall indemnify each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one firm of counsel for all Indemnitees, taken as a whole, selected by the Required Lenders (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Company of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnitee), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee arising out of any claim, actions, suits, inquiries, litigation, investigation or proceeding in connection with, or as a result of the Covered Matters; in each case, whether based on contract, tort or any other theory, and regardless of whether such matter is brought by a third party or by the Company or any Subsidiary or any of their respective Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties, (y) a material breach of an obligation under the Loan Documents by such Indemnitee or any of its Related Parties or (z) any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of the Company or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

15.16    Limitations on Liability. No Lender or any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) shall have any Liabilities (whether direct or indirect and whether based on contract, tort or any other theory and whether or not related to third party claims, intraparty claims, or the indemnification rights set forth in Section 15.16) to the Company or its Subsidiaries and each Related Party of any of the foregoing for or in connection with any Covered Matter, except to the extent that such Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have primarily resulted from the gross negligence or willful misconduct of such Lender-Related Person. In addition to the foregoing, to the extent permitted by applicable law (i) the Company shall not assert, and the Company hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (ii) shall relieve the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

15.17    Posting of Communications.

(a) [Reserved]

(b) [Reserved].

(c) [Reserved].

(d) Each Lender agrees that written notice to it shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Company in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) [Reserved]

(f) Nothing herein shall prejudice the right of any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

15.18    Counterparts; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 15.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Required Lenders to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood that an electronic copy of a “wet ink” signature page transmitted by telecopy or emailed pdf. is acceptable to the Required Lenders); provided, further, without limiting the foregoing, (i) to the extent that the Required Lenders have agreed to accept any Electronic Signature, each of the applicable Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Required Lenders, any Electronic Signature shall be promptly followed by a manually executed counterpart.

15.19    Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.20    WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.21    Statutory Notice-Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

The Company acknowledges that there are no other agreements between the the Lenders and the Company, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

15.22    Survival of Representation, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Unmatured Event of Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 7.6, 8.1, 8.3, 14, 15.4 and 15.16 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

15.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

15.24    No Fiduciary Relationship. The Company, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Subsidiaries, on the one hand, and the Lenders, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Lenders, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Lenders may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from, and may have economic interests that conflict with, those of the Company and its Subsidiaries, and the Lenders do not have any obligation to disclose any of such interests to the Company or any of its Subsidiaries.

SECTION 16      SUBORDINATION.

The Company agrees, and each Lender by entering into this Agreement agrees, that the Obligations are subordinated in right of payment, to the extent and in the manner provided in this Section 16, to the prior payment in full of all ~~Senior Debt~~ Regulated Subsidiary Obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of ~~Senior Debt~~ Regulated Subsidiary Obligations.

16.1    Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a) holders of ~~Senior Debt~~ Regulated Subsidiary Obligations shall receive payment in full in cash of such ~~Senior Debt~~ Regulated Subsidiary Obligations (including interest accrued or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar case or proceeding at the rate specified in the applicable ~~Senior Debt~~ Regulated Subsidiary Obligations (including any default rate specified therein), whether or not allowed or allowable in such proceeding) before the Lenders will be entitled to receive any payment with respect to the Obligations; and

(b) until all ~~Senior Debt~~ Regulated Subsidiary Obligations (as provided in clause (a) above) is paid in full, any distribution to which Lenders would be entitled but for this Section 16 will be made to the holders of ~~Senior Debt~~ Regulated Subsidiary Obligations, as their interests may appear.

16.2    No Cash Payments in Respect of the Obligations; Certain Other Agreements

Without in any way limiting Section 16.1 or any other provision of this Section 16.

(a) Unless and until the ~~Senior Debt~~ Regulated Subsidiary Obligations shall have been paid in full in cash (or, in case of letters of credit or other contingent obligations (other than indemnity and similar obligations as to which no claim has been asserted), cash collateralized in full in a manner reasonably satisfactory to the holders thereof) (referred to herein as "Paid in Full"), no Lender or other holder of Obligations will take or receive from the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will make, give or permit, directly or indirectly, in any manner, any payment, distribution, prepayment or collateral security for, the whole or any part of the Obligations, whether for principal, interest, fees or otherwise.

(b) Unless and until the ~~Senior Debt~~ Regulated Subsidiary Obligations shall have been Paid in Full, no Lender or other holder of Obligations will take any enforcement action with respect to any default or Event of Default arising hereunder (including any acceleration of the Obligations), other than actions to preserve its rights under this Agreement.

(c) Until all of the ~~Senior Debt~~ Regulated Subsidiary Obligations have been Paid in Full, and notwithstanding anything to the contrary contained herein, no Lender or other holder of Obligations will permit any amendment, modification or supplement to this Agreement the effect of which is to (a) require that interest be or fees be payable hereunder in cash rather than in kind, (b) change to an earlier date the dates upon which payments of principal or interest on the Obligations are due, or (c) change or add any event of default or any covenant in a manner that would make the terms of this Agreement more restrictive on the Company and its Subsidiaries than the terms of the definitive documentation in respect of such ~~Senior Debt~~ Regulated Subsidiary Obligations.

16.3    Acceleration of Loans.

If payment of the Lenders is accelerated because of an Event of Default, the Company will promptly notify the holders of ~~Senior Debt~~ Regulated Subsidiary Obligations of the acceleration.

16.4    When Distribution Must Be Paid Over.

In the event that any Lender receives any payment of any Obligations with respect to the Loans, or a payment of cash or property from the Company in exchange for a Loan, in each case, at a time when the payment is prohibited by any provision of this Section 16, such payment will be held by each Lender, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, ~~(a) until the obligations in respect of any Senior Funded Debt have been Paid In Full, the lenders in respect of such Senior Funded Debt in accordance with the terms of the definitive documentation governing such Senior Funded Debt and (b) thereafter, to other holders of Senior Debt~~ Regulated Subsidiary Obligations as their interests may appear or their representative, as their respective interests may appear, for application to the payment of all ~~Senior Debt~~ Regulated Subsidiary Obligations remaining unpaid to the extent necessary to cause such ~~Senior Debt~~ Regulated Subsidiary Obligations to be Paid In Full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of ~~Senior Debt~~ Regulated Subsidiary Obligations.

16.5    Notice by Company.

The Company will promptly notify the Required Lenders of any facts known to the Company that would cause a payment of any Obligations with respect to the Loans to violate this Section 16, but failure to give such notice will not affect the subordination of the ~~Senior Debt~~ Regulated Subsidiary Obligations as provided in this Article 16.

16.6    Subrogation.

After all ~~Senior Debt~~ Regulated Subsidiary Obligations is Paid In Full and until the Loans are Paid In Full, the Lenders will be subrogated (equally and ratably with all other Debt pari passu with the Loans) to the rights of holders of ~~Senior Debt~~ Regulated Subsidiary Obligations to receive distributions applicable to ~~Senior Debt~~ Regulated Subsidiary Obligations to the extent that distributions otherwise payable to the Lenders have been applied to the payment of ~~Senior Debt~~ Regulated Subsidiary Obligations. A distribution made under this Article 16 to holders of
~~Senior Debt~~ Regulated Subsidiary Obligations that otherwise would have been made to any Lender is not, as between the Company and any Lender, a payment by the Company on the Loans.

6.7    Relative Rights.

This Article 16 defines the relative rights of the Lenders on the one hand and holders of ~~Senior Debt~~ Regulated Subsidiary Obligations on the other hand. Nothing in this Agreement will:

(a) impair, as between the Company and any Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium on, if any, and interest, if any, on, the Loans in accordance with their terms;

(b) affect the relative rights of Lenders other than their rights in relation to holders of ~~Senior Debt~~ Regulated Subsidiary Obligations; or

(c) prevent the Required Lenders or any Lender from exercising its available remedies upon Unmatured Event of Default or Event of Default, subject to the rights of holders and owners of ~~Senior Debt~~ Regulated Subsidiary Obligations to receive distributions and payments otherwise payable to any Lender.

If the Company fails because of this Article 16 to pay principal of, premium on, if any, or interest, if any, on the due date, the failure is still an Unmatured Event of Default or Event of Default.

16.8    Subordination May Not Be Impaired by Company.

No right of any holder of ~~Senior Debt~~ Regulated Subsidiary Obligations to enforce the subordination of the Obligations may be impaired by any act or failure to act by the Company or any Lender or by the failure of the Company or any Lender to comply with this Agreement.

16.9    Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of ~~Senior Debt~~ Regulated Subsidiary Obligations, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article 16, the Required Lenders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Required Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the ~~Senior Debt~~ Regulated Subsidiary Obligations and other debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 16.

16.10    Authorization to Effect Subordination.

Each Lender, by its acceptance thereof, authorizes and directs the Required Lenders on such Lender’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 16, and appoints the Required Lenders to act as such Lender’s attorney-in-fact for any and all such purposes.

16.11    Amendments; Third Party Beneficiaries.

(a) The subordination provisions contained herein (i) are for the benefit of the holders of the outstanding ~~Senior Debt~~ Regulated Subsidiary Obligations, and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the authorized representative of the lenders in respect of such ~~Senior Debt~~ Regulated Subsidiary Obligations (or, if there is no such representative, the majority of the holders of such S~~enior Debt) (the “Senior Debt~~ Regulated Subsidiary Obligations)(the "Regulated Subsidiary Obligations Representative”); (ii) shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such ~~Senior Debt~~ Regulated Subsidiary Obligations is rescinded or must otherwise be returned by holders of ~~Senior Debt~~ Regulated Subsidiary Obligations or the applicable ~~Senior Debt~~ Regulated Subsidiary Obligations Representative upon the insolvency, bankruptcy or reorganization of the Company or any of its Subsidiaries or for any other reason whatsoever, all as though such payment had not been made; (iii)[reserved]; and (iv) shall be binding upon the Lenders and their successors and assigns, and inure to the benefit of and be enforceable by the applicable ~~Senior Debt~~ Regulated Subsidiary Obligations Representative and the other holders of such ~~Senior Debt~~ Regulated Subsidiary Obligations, and their respective successors and assigns.

(b) The holders of the ~~Senior Debt~~ Regulated Subsidiary Obligations are intended third party beneficiaries with respect to all rights and provisions in this Section 16, and the provisions of this paragraph may be enforced by the holders of the ~~Senior Debt~~ Regulated Subsidiary Obligations.

[Remainder of page intentionally blank]